SENECA FOODS CORPORATION



  $75,000,000 10.78% SERIES A SENIOR NOTES DUE 2005

  $50,000,000 10.81% SERIES B SENIOR NOTES DUE 2009


             ___________________________

                    NOTE AGREEMENT
             ___________________________


            Dated as of February 23, 1995

                  TABLE OF CONTENTS

Section
Page

    The Notes                                      1

      Authorization of Issue of Notes             1
      Security for the Notes                      2

    Purchase and Sale of Notes                     2

      Series A Notes                              2
      Series B Notes                              2

    Conditions Precedent                           3

      Conditions Precedent to Closing             3
      Conditions Precedent to Hancock Funding     7

    Prepayments                                    8

      Required Prepayments                        8
      Optional Prepayment with Yield-

Maintenance Amount                                 9
    A.     Notice of Optional Prepayment              10
B.        Partial Payments Pro Rata          10
C.        Retirement of Notes      10
D.        Change in Control        11
E.        Pillsbury Payments       11

2.     Affirmative Covenants                      11

    A.     Reporting Requirements                     11
B.        Information Required by Rule 144A       16
C.        Inspection of Property        16
D.        Covenant to Secure Note Equally         16
E.        Guaranteed Obligations        17
F.        Corporate Existence, Etc.          17
G.        Payment of Taxes and Claims        17
H.        Compliance with Laws, Etc.         18
    I.     No Integration                             18
J.        Maintenance of Insurance      18
    K.     Other Covenants                            19

3.     Negative Covenants                         19

    A.     Current Ratio and Interest Coverage        19
B.        Dividend Limitation      20
    C.     Lien, Debt and Other Restrictions          21
D.        Issuance of Stock by Subsidiaries       28
E.        No Prepayment, Modification or Consent
28

4.     Events of Default                          28

    A.     Acceleration                               28
B.        Rescission of Acceleration         33
C.        Notice of Acceleration or Rescission
34
D.        Other Remedies      34

5.     Representations; Covenants and Warranties  34

    A.     Organization; Authority; Enforceability    34
B.        Financial Statements          35
C.        Actions Pending          35
D.        Outstanding Debt         36
E.        Pollution and Other Regulations         36
F.        Taxes          36
G.        Conflicting Agreements and Other Matters
37
H.        Offering of Note         37
I.        Use of Proceeds          38
J.        ERISA          38
K.        Governmental Consent          39
L.        Disclosure          39
M.        Title to Properties      39
N.        Patents, Licenses, Franchise, Etc.      40
O.        Investment Company Act        40
P.        Public Utility Holding Company Act      40
Q.        Solvency       40
R.        Absence of Foreign or Enemy Status      41
S.        Pillsbury Agreements          41
T.        Bank Facility       42

6.     Representations of the Purchaser           42

    A.     Nature of Purchase                         42
B.        Source of Funds          42

7.     Definitions                                42

    A.     Yield-Maintenance Terms                    42
B.        Other Terms         44
C.        Accounting Terms and Determination      55

8.     Miscellaneous                              56

    A.     Note Payments                              56
B.        Expenses       56
C.        Amendments and Waivers        57
D.        Form, Registration, Transfer and

Exchange of Notes; Lost Notes                     59
    E.     Persons Deemed Owners; Participations      60
F.        Survival of Representations and Warranties;

Entire Agreement                                  60
    G.     Successors and Assigns                     60
H.        Disclosure to Other Persons        60
I.        Notices        61
J.        Satisfaction Requirement      62
K.        Governing Law       62
L.        Severability        62
M.        Descriptive Headings          62
N.        Payments Due on Non-Business Days       63
O.        Counterparts        63
P.

Purchaser Schedule

Exhibit A    -  Form of Note
Exhibit B-1  -  Form of Opinion of Company's Counsel
Exhibit B-2  -  Form of Opinion of Counsel to Pillsbury
                   and the Senior Entity
Exhibit C    -  Form of Pledge Agreement
Exhibit D    -  Form of Pillsbury  1111(b) Election
Exhibit E    -  Form of Sharing Letter
Exhibit F    -  Form of Letter Agreement

Schedule 3A(7)  -    Good Standing Certificates
Schedule 3A(13) -    Specified Material Agreements
Schedule 6C(3)  -    Outstanding Guarantees
Schedule 6C(5)  -    Excluded Assets
Schedule 6C(6)  -    Sale/Lease-Back
Schedule 8A  -  Corporate Organization
Schedule 8D  -  Outstanding Funded Debt
Schedule 8E  -  Environmental Disclosure
Schedule 8G-1   -    Material Agreements
Schedule 8G-2   -    Agreements Restricting Debt
Schedule 8I  -  Use of Proceeds

               SENECA FOODS CORPORATION
              1162 Pittsford-Victor Road
              Pittsford, New York 14534


                                As of February 23, 1995



To Each Purchaser Listed
on Annex I Attached Hereto


Ladies and Gentlemen:

       The undersigned, Seneca Foods Corporation, a New
York corporation (herein called the "Company"), hereby agrees with each of the Purchasers as follows:

           The Notes.

             Authorization  of  Issue  of  Notes.   The
Company   will  authorize  the  issue  of  its   senior
promissory notes in the aggregate principal amount of:

                 $75,000,000, to be dated the  date  of
      issue thereof, to mature February 23, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 10.78% per annum and on overdue payments at the rate specified therein, and

                 $50,000,000, to be dated the  date  of
      the Hancock Funding, to mature on January 1, 2009, to bear interest on the unpaid principal balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 10.81% per annum and on overdue payments at the rate specified therein, and,  in each case, to be substantially in the form  of
Exhibit  A attached hereto.  The term "Note" or "Notes"
as   used   herein  shall  include  each  such   senior
promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other
Note pursuant to any such provision.

             Security for the Notes. The Notes are to be secured by, and to have the benefit of, a pledge of and grant of a first priority security interest in the Collateral under and pursuant to the Pledge Agreement.

           Purchase and Sale of Notes.

                  Series  A Notes.  The Company  hereby
agrees to sell to Prudential and, subject to the  terms
and  conditions herein set forth, Prudential agrees  to
purchase  from  the Company one or more  Notes  in  the
aggregate  principal amount of $75,000,000 at  100%  of
such  aggregate  principal amount.   The  Company  will
deliver  to  Prudential,  at  the  offices  of  King  &
Spalding,  New  York,  New  York,  one  or  more  Notes
registered   in   Prudential's  name,  evidencing   the
principal amount of Notes to be purchased by Prudential
and  in the denomination or denominations specified  in
the Purchaser Schedule attached hereto, against payment
of  the  purchase price thereof by (i) the cancellation
of the Company's 9.78% Senior Note due July 1, 2001 and
(ii)  transfer  of immediately available  funds  in  an
amount  equal  to  $55,421,821.08  for  credit  to  the
Company's account #512-014-604 at Chemical Bank,  N.A.,
Rochester,  New York, ABA #021-000-128 on the  date  of
closing, which shall be February 23, 1995 or any  other
date  on  or  before February 24, 1995 upon  which  the
Company  and the Purchasers may mutually agree  (herein
called   the  "Closing"  or  the  "Date  of  Closing"),
whereupon the Company's 9.78% Senior Notes due July  1,
2001 payable to Prudential shall be deemed to have been paid in full.

             Series B Notes.  The Company hereby agrees
to  sell  to  Hancock and, subject  to  the  terms  and
conditions herein set forth, Hancock agrees to purchase
from  the  Company one or more Notes in  the  aggregate
principal  amount  of  $50,000,000  at  100%  of   such
aggregate principal amount. The Company will deliver to Hancock, at the offices of King & Spalding, New
York, New York, one or more Notes registered in Hancock's name, evidencing the aggregate principal amount of the Notes to be purchased by Hancock and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account
#512-014-604  at  Chemical Bank, N.A.,  Rochester,  New
York, ABA #021-000-128 on the date of closing, which shall be March 1, 1995 or any other date on or before March 9, 1995 upon which the Company and Hancock may mutually agree (herein called the "Hancock Funding").

           Conditions Precedent.

                  Conditions Precedent to Closing.  The
obligation of the Purchasers to enter into, execute and deliver this Agreement and, with respect to Prudential, purchase the Series A Notes as described in paragraph
2A is subject to the satisfaction, on or before the Date of Closing, of the following conditions, as determined in sole judgment of the Purchasers:

             Related Documents. Each Purchaser shall have received each of the following documents duly executed and delivered by the parties thereto:

                Pledge Agreement;

                Pillsbury Consent;

                Pillsbury  1111(b) Election;

                Intercreditor Agreement; and

                the Subordination Letter.

Each of the foregoing agreements shall be in full force
and  effect  on  the  Date of Closing  and  each  party
thereto   shall   be  in  full  compliance   with   its
obligations thereunder.

             Opinion  of  Purchaser's Special  Counsel.
Each   Purchaser  shall  have  received  from  King   &
Spalding,  who  are acting as special counsel  for  the
Purchasers  in  connection  with  this  transaction,  a
favorable opinion satisfactory to the Purchasers as  to
such   matters   incident   to   the   matters   herein
contemplated as the Purchasers may reasonably request.

             Opinions of Counsel.  Each Purchaser shall
have  received from (i) Jaeckle, Fleischmann  &  Mugel,
counsel to the Company, a favorable opinion in form and
content   satisfactory  to  the   Purchasers   and   in
substantially   the   form  of  Exhibit   B-1   hereto,
(ii)  Dorsey  & Whitney, counsel to Pillsbury  and  the
Senior Entity, a favorable opinion in form and content satisfactory to the Purchasers and substantially in the form of Exhibit B-2 hereto and a consent letter with respect thereto and (iii) the General Counsel of Pillsbury and the Senior Entity, a favorable opinion in form and substance satisfactory to the Purchasers, and a consent letter with respect thereto.

            Representations and Warranties; No Default.
The   representations  and  warranties   contained   in
paragraph 8 shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Date of Closing no Event of Default or Default; and the Company shall have delivered to each Purchaser a certificate of a Principal Officer, dated the Date of Closing, regarding the foregoing.

            Purchase Permitted By Applicable Laws.  The
purchase  of and payment for the Series A Notes  to  be
purchased by Prudential on the Date of Closing  on  the
terms and conditions herein provided (including the use
of  the  proceeds of such Notes) shall not violate  any
applicable  law or governmental regulation  (including,
without limitation, section 5 of the Securities Act  or
Regulation G, T or X of the Board of Governors  of  the
Federal   Reserve   System)  and  shall   not   subject
Prudential  to  any tax (other than any tax  on  income
earned),  penalty, liability or other onerous condition
under or pursuant to any applicable law or governmental
regulation.   The Series A Notes shall on the  Date  of
Closing  qualify as a legal investment  for  Prudential
under  applicable insurance law (without regard to  any
"basket"  or "leeway provisions"), and such acquisition
shall  not subject Prudential to any penalty  or  other
onerous condition contained in or pursuant to any  such
law or regulation.  Prudential shall have received such
certificates  or  other  evidence  as  Prudential   may
request to establish compliance with this condition.

              Proceedings.   All  corporate  and  other
proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Purchasers, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as a Purchaser may reasonably request. In this connection, the Company shall deliver to each Purchaser:

                 copies  of the certificate or articles
      of  incorporation (certified as of a recent  date
      by   the   Secretary   of  the   State   of   its
      incorporation) and its by-laws (certified by its Secretary) as in effect on the Date of Closing;

                 certified  copies  (certified  by  its
      Secretary)  of all corporate action taken  by  it
      to   authorize   the  execution,   delivery   and
      performance of any Related Document to which it is a party; and

                   certificates   of   incumbency   and
      specimen signatures with respect to each  of  its
      officers  who  are  authorized  to  execute   and
      deliver any Related Document to which it is a party.

            Certificates of Good Standing/Qualification
to  Do Business.  Each Purchaser shall have received  a
good  standing certificate issued by the  Secretary  of
State of the State of incorporation of the Company  and
its    Subsidiaries    (other   than    Seneca    Foods
International,  Ltd.),  as  the  case   may   be,   and
certificates  of  qualification to  do  business  as  a
foreign  corporation  in  jurisdictions  specified   in
Schedule 3A(7), each dated as of a date not more than thirty days prior to Closing.

            No Material Adverse Change. Each Purchaser shall have received a certificate from a Principal
Officer of the Company dated the Date of Closing to the effect that no material adverse change in the financial condition, business, operations or prospects of the Company or its Subsidiaries has occurred since July 31, 1994.

             Private  Placement Numbers.   The  Company
shall have obtained or caused to be obtained private placement numbers for the Notes from the CUSIP Service
Bureau of Standard & Poor's and each Purchaser shall have been informed of such private placement numbers.

            Perfection of Liens. All actions necessary to perfect the Liens of the Collateral Agent in the Collateral (including, without limitation, the filing of appropriate financing statements and the recording of all appropriate documents with public officials) shall have been taken in accordance with the terms and provisions of the Pledge Agreement and confirmation thereof received by each Purchaser. The Liens of the Collateral Agent in the Collateral shall be valid, enforceable and perfected and the Collateral shall be subject to no other Liens not otherwise acceptable to each Purchaser.

            Pillsbury Agreements.  Each Purchaser shall
have  received a true, correct and duly authorized  and
executed  copy of each of the Pillsbury Agreements  and
each other principal document between Pillsbury and the
Company,  including all schedules and exhibits  thereto
and  side letters, if any, affecting the terms  thereof
or delivered in connection therewith, together with all
amendments  and  waivers  thereto,  accompanied  by   a
certificate  of a Principal Officer dated the  Date  of
Closing   of   the   Company  to  such   effect.    The
transactions   described  in  each  of  the   foregoing
documents  which  are to occur prior  to  the  Date  of
Closing  shall  have been consummated in  all  material
respects  in  accordance with the terms and  provisions
thereof,  and  no  material provision  of  any  of  the
foregoing   agreements   shall   have   been   amended,
supplemented or otherwise modified or waived without the prior written consent of each Purchaser.

             Senior Entity Certificate. Each Purchaser shall have received a certificate, as contemplated by the Pillsbury Consent, duly executed and delivered by the Senior Entity.

             Material Agreements.  Each Purchaser shall
have received a true, correct and duly executed copy of
each   of   the   Material  Agreements   specified   on
Schedule  3A(13), including all schedules and  exhibits
thereto  and side letters, if any, affecting the  terms
thereof  or delivered in connection therewith, together
with  all  amendments  and  waivers  thereto  and   any
documents, instruments or certificates executed and delivered in connection therewith accompanied by a certificate of a Principal Officer dated the Date of Closing of the Company to such effect.

            Prepayment of 1991 Note. The Company shall have prepaid to Prudential the Company's 9.78% Senior
Notes due July 1, 2001 payable to Prudential which as of the date hereof has an outstanding principal balance of $26,600,000 by the payment in immediately available funds an amount equal to $7,580,109.41 and through the reduction of the purchase price payable by Prudential under paragraph 2A hereof.

             Bank Facility. Each Purchaser shall have received evidence that the Company has obtained a committed Bank Facility, having a term of no less than three years and on such terms and conditions acceptable to each Purchaser, including without limitation a sharing of any right of setoff with the holders of the Notes.

               Expenses.    All   of   the   fees   and
disbursements of each Purchaser (including without limitation special counsel to the Purchasers) shall have been paid in full.

            Other Documents. Each Purchaser shall have received such other certificates, legal opinions and documents as such Purchaser or special counsel to the Purchasers may reasonably request, all in form and substance reasonably satisfactory to each Purchaser.

             Conditions  Precedent to Hancock  Funding.
The  obligation  of Hancock to purchase  the  Series  B
Notes as described in paragraph 2B is subject to the satisfaction, on or before the date of the Hancock
Funding, of the following additional conditions, as determined in Hancock's sole judgment:

                   Related  Documents.   Each  of   the
Related Documents shall be in full force and effect on the date of the Hancock Funding and each party thereto shall be in full compliance with its obligations thereunder.

             Opinion  of  Purchaser's Special  Counsel.
Hancock  shall have received from King & Spalding,  who
are acting as special counsel for Hancock in connection
with   the   Hancock   Funding,  a  favorable   opinion
satisfactory to Hancock as to such matters incident to the Hancock Funding as Hancock may reasonably request.

             Opinions of Counsel. Hancock shall have received from Jaeckle, Fleischmann & Mugel, counsel to the Company, a favorable opinion in form and content satisfactory to Hancock as to such matters incident to the Hancock Funding as Hancock may reasonably request.

            Representations and Warranties; No Default.
The   representations  and  warranties   contained   in
paragraph  8  shall be true on and as  of  the  Hancock
Funding, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of the Hancock Funding no Event of Default or Default; and the Company shall have delivered to Hancock a certificate of a Principal Officer, dated the date of the Hancock Funding, regarding the foregoing.

            Purchase Permitted By Applicable Laws.  The
purchase  of and payment for the Series B Notes  to  be
purchased by Hancock on the Date of the Hancock Funding
on  the terms and conditions herein provided (including
the  use  of  the  proceeds of such  Notes)  shall  not
violate  any applicable law or governmental  regulation
(including,  without  limitation,  section  5  of   the
Securities Act or Regulation G, T or X of the Board  of
Governors of the Federal Reserve System) and shall  not
subject  Hancock  to any tax (other  than  any  tax  on
income  earned),  penalty, liability or  other  onerous
condition  under or pursuant to any applicable  law  or
governmental regulation.  The Series B Notes  shall  on
the  date  of the Hancock Funding qualify  as  a  legal
investment  for Hancock under applicable insurance  law
(without   regard   to   any   "basket"   or    "leeway
provisions"),  and such acquisition shall  not  subject
Hancock to any penalty or other onerous condition contained in or pursuant to any such law or regulation.
Hancock shall have received such certificates or other evidence as Hancock may request to establish compliance with this condition.

              Proceedings.   All  corporate  and  other
proceedings taken or to be taken in connection with the
transactions  contemplated by the Hancock  Funding  and
all documents incident thereto shall be satisfactory in
substance  and form to Hancock, and Hancock shall  have
received all such counterpart originals or certified or
other   copies  of  such  documents  as   Hancock   may
reasonably  request and Hancock shall have  received  a
certificate of a Principal Officer, dated the  date  of
the   Hancock   Funding,  confirming  each  certificate
delivered on the Date of Closing.

             No Material Adverse Change. Hancock shall have received a certificate from a Principal Officer of the Company dated the date of the Hancock Funding to the effect that no material adverse change in the financial condition, business, operations or prospects of the Company or its Subsidiaries has occurred since
July 31, 1994.

              Expenses.     All   of   the   fees   and
disbursements of Hancock (including without  limitation
Hancock's special counsel) shall have been paid in full.

              Other  Documents.   Hancock  shall   have
received  such other certificates, legal  opinions  and
documents  as  Hancock  or  its  special  counsel   may
reasonably   request,  all  in   form   and   substance
reasonably satisfactory to Hancock.

            Prepayments. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A, as applicable, and the optional prepayments permitted by paragraph 4B.

            Required Prepayments.

                  Series  A Notes.  Until the Series  A
Notes shall be paid in full, the Company shall apply to
the  prepayment of the Series A Notes, without premium,
the  sum  opposite the dates set forth  below  on  such
dates:
          $6,000,000        February 23, 1998
          $7,500,000        February 23, 1999
          $8,400,000        February 23, 2000
          $8,400,000        February 23, 2001
          $8,700,000        February 23, 2002
          $12,000,000       February 23, 2003
          $12,000,000       February 23, 2004

and  such  principal  amounts of the  Series  A  Notes,
together with interest thereon to the prepayment dates,
shall  become  due  on  such  prepayment  dates.    The
remaining $12,000,000 principal amount of the Series  A
Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes on February 23, 2005.

             Series B Notes. Until the Series B Notes shall be paid in full, the Company shall apply to the prepayment of the Series B Notes, without premium, the sum opposite the dates set forth below on such dates:

          $3,750,000        March 1, 2000
          $3,750,000        March 1, 2001
          $5,000,000        March 1, 2002
          $5,000,000        March 1, 2003
          $5,000,000        March 1, 2004
          $5,000,000        March 1, 2005
          $5,000,000        March 1, 2006
          $5,000,000        March 1, 2007
          $5,000,000        March 1, 2008

and  such  principal  amounts of the  Series  B  Notes,
together with interest thereon to the prepayment dates,
shall  become  due  on  such  prepayment  dates.    The
remaining $7,500,000 principal amount of the  Series  B
Notes, together with interest accrued thereon, shall become due on the maturity date of the Series B Notes on January 1, 2009.

             Optional Prepayment With Yield-Maintenance
Amount.   The Notes shall be subject to prepayment,  in
whole  at  any time or from time to time  in  part  (in
multiples of $1,000,000), at the option of the Company,
at  100%  of  the  principal  amount  so  prepaid  plus
interest  thereon  to  the  prepayment  date  and   the
Yield-Maintenance Amount, if any, with respect to  each
Note.  Any partial prepayment of the Notes pursuant  to
this  paragraph 4B shall be applied in satisfaction  of
required  payments  of principal in  inverse  order  of
their scheduled due dates.  Any prepayment made by  the
Company  pursuant  to  any  other  provision  of   this
paragraph  4, shall not reduce or otherwise effect  its
obligations   to  make  any  prepayment   required   by
paragraph 4A.

            Notice of Optional Prepayment.  The Company
shall  give the holder of each Note irrevocable written
notice  of any prepayment pursuant to paragraph 4B  not
less  than  10  Business Days prior to  the  prepayment
date, specifying such prepayment date and the principal
amount  of  the Notes, and of the Notes  held  by  such
holder,  to  be prepaid on such date and  stating  that
such prepayment is to be made pursuant to paragraph 4B.
Notice  of  prepayment having been given as  aforesaid,
the  principal  amount of the Notes specified  in  such
notice,   together  with  interest   thereon   to   the
prepayment date and together with the Yield-Maintenance
Amount, if any, with respect thereto, shall become due and payable on such prepayment date.

              Partial  Payments  Pro  Rata.   Upon  any
partial  prepayment of the Notes, the principal  amount
so  prepaid shall be allocated to all Notes having  the
same  maturity  date, interest rate and  payment  terms
(all  Notes in any such issue being referred to as  the
"Series Notes") at the time outstanding (including, for
the  purpose of this paragraph 4D only, all such  Notes
prepaid  or otherwise retired or purchased or otherwise
acquired  by the Company or any of its Subsidiaries  or
Affiliates   other  than  by  prepayment  pursuant   to
paragraph   4A)   in  proportion  to   the   respective
outstanding  principal amounts of  such  Series  Notes.
All prepayments of the Notes and any other payments on account of the Notes or hereunder or any other Related
Document shall be made not later than 12:00 noon, Eastern time, on the date when due.

            Retirement of Notes.  The Company shall not
and  shall  not  permit  any  of  its  Subsidiaries  or
Affiliates to, prepay or otherwise retire in  whole  or
in  part  prior  to their stated final maturity  (other
than by prepayment in accordance with paragraphs 4A  or
4B or upon acceleration of such final maturity pursuant
to  paragraph  7A),  or purchase or  otherwise  acquire
directly  or  indirectly, any Series Note held  by  any
holder  unless  the  Company  or  such  Subsidiary   or
Affiliate  shall  have offered to prepay  or  otherwise
retire  or purchase or otherwise acquire, as  the  case
may  be, the same proportion of the aggregate principal
amount  of  Series Notes held by each other  holder  of
such  Notes at the time outstanding upon the same terms
and  conditions.   Any  Notes so prepaid  or  otherwise
retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

             Change  in Control.  If within 30 Business
Days  of  the  date on which a Significant  Holder  has
knowledge that a Change of Control Event has occurred a
Purchaser shall request that the Company prepay in full
the Notes held by such Purchaser, the Company shall pay
within  10  Business  Days  of  such  request  to  such
Purchaser  an amount equal to the aggregate outstanding
principal amount of such Notes, together with  interest
thereon  to  the  prepayment date and Yield-Maintenance
Amount,  if any, with respect thereto.  Each  Purchaser
may  at  any  time by notice in writing to the  Company
(subject   to   the   following  proviso)   irrevocably
relinquish  its  right  (but  not  the  right  of   any
subsequent holder) to request the repurchase of its Notes under this paragraph 4F, provided that such relinquishment shall automatically become ineffective upon receipt by the Company of a request from any other holder of any Notes for the repurchase of such Notes in accordance with this paragraph 4F. Upon receipt by the Company of such a request for repurchase, the Company shall provide, within 5 Business Days, notice of such request to the Purchasers, including any Purchaser that has irrevocably relinquished the right to request repurchase under this Paragraph 4F.

            Pillsbury Payments.  If a Termination Event
(as defined in the Pledge Agreement) shall occur, the Company shall prepay the Notes in an amount equal to each Purchaser's Percentage Interest (as defined in the Intercreditor Agreement) of the aggregate amount of payments made by Pillsbury to the Company on the date of such Termination Event in satisfaction of any account receivable owed by Pillsbury to the Company.

           Affirmative Covenants.

                 Reporting Requirements.

            Financial Statements and Other Information.
The Company covenants that it will deliver to each Significant Holder in duplicate:

                 as  soon  as practicable  and  in  any
      event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year,

                     Consolidated statements of  income
            and  cash  flows  of the  Company  and  its
            Subsidiaries  for  the  period   from   the
            beginning of the current fiscal year to the end of each such quarterly period, and a  Consolidated balance  sheet  of
            the Company and its Subsidiaries as at the end of such quarterly period,

             delivery (within the time period specified
      above)  of the Quarterly Report on Form  10-Q  of
      the  Company for such quarterly period filed with
      the  Securities and Exchange Commission shall  be
      deemed  to  satisfy  the  requirements  of   this
      clause  (i)  and  (B) the income  statements  and
      statements   of   cash  flows  and   changes   in
      stockholders' equity provided pursuant to this clause for the Fiscal Quarter ending March 31, 1995 shall only cover the two month period then ended;

                 as  soon  as practicable  and  in  any
      event within 90 days after the end of each fiscal year,

                      consolidating  and   Consolidated
            statements of income and cash flows and stockholders' equity of the Company and its Subsidiaries for such year, and a  consolidating and  Consolidated
            balance  sheet  of  the  Company  and   its
            Subsidiaries as at the end of such year,

                delivery   (within  the   time   period
      specified  above)  of the Annual  Report  of  the
      Company  on Form 10-K for such fiscal year  filed
      with   the  Securities  and  Exchange  Commission
      shall  be  deemed to satisfy the requirements  of
      this  clause  (ii) and (B) the income  statements
      and  statements  of  cash flows  and  changes  in
      stockholders'  equity provided pursuant  to  this
      clause for the fiscal year ending March 31,  1995
      shall only cover the eight month period then ended;

                 promptly  upon  transmission  thereof,
      copies  of  all such financial statements,  proxy
      statements, notices and reports as it shall  send
      to  its  public  stockholders and copies  of  all
      registration  statements (without  exhibits)  and
      all  reports  which it files with the  Securities
      and  Exchange  Commission  (or  any  governmental
      body  or  agency succeeding to the  functions  of
      the   Securities  and  Exchange  Commission)  and
      copies  of all press releases reporting financial
      results   of   the  Company   or   any   of   its
      Subsidiaries  or  any material  development  with
      respect   to   the  Company   or   any   of   its
      Subsidiaries;

                 promptly  upon  receipt  thereof,  the
      Annual  Pack  Plan  to be delivered  pursuant  to
      Section  4.1  of the Alliance Agreement  and  all
      adjustments  thereto and a reconciliation  report
      dated   as   of  the  Company's  fiscal  year-end
      setting   forth,   among   other   things,    any
      adjustments to Transfer Prices (as defined in the Alliance Agreement) and the Management Fee
      (as defined in the Alliance Agreement) and such other information with respect to or delivered in connection with the Alliance Agreement as such Significant Holder may reasonably request;

                 promptly  upon completion, the  Seneca
      Projection    prepared   in    accordance    with
      Section 4.2 of the Alliance Agreement;

                 as  soon  as practicable  and  in  any
      event  within 45 days after the end  of  each  of
      the  first three quarterly periods of the current
      fiscal  year and within 90 days after the end  of
      the  last quarterly period of the current  fiscal
      year,  with  respect to the Central Division  (as
      defined  in  the Alliance Agreement),  a  balance
      sheet,  a  profit  and  loss  statement   and   a
      statement  of  cash  flows,  in  each  case,   in
      reasonable  detail and specifying separately  the
      financial   information   attributable   to   the
      Alliance  Agreement  and  any  amounts  Pillsbury
      would   be   required   to   pay   pursuant    to
      Section  19.2(a) of the Alliance Agreement  if  a
      termination was effective as of the last  day  of
      the   applicable  quarterly  period  assuming   a
      termination    by    Pillsbury    pursuant     to
      Section 19.1(a)(i) of the Alliance Agreement;

                 promptly upon receipt thereof,  notice
      of  receipt of each other report submitted to the
      Company  or  any  Subsidiary after  the  Date  of
      Closing  by independent accountants in connection
      with  any  annual, interim or special audit  made
      by  such  accountants of the books of the Company
      or  any such Subsidiary addressed to the Board of
      Directors   of  the  Company  or  any   committee
      thereof   and,  upon  request  of  a  Significant
      Holder, an opportunity to review the same at the offices of the Company;

                 promptly  and  in  any  event,  within
      twenty   days,  with  respect  to  the  Pillsbury
      Agreements, and within ten days with respect to the Bank Facility, after the Company knows or has reason to know (A) of any material failure to perform, breach or default by any party to the Pillsbury Agreements, or any other event of default, under any of the Pillsbury Agreements, or (B) of any event of default, or any event or condition which with notice or lapse of time or both would constitute an event of default under the Bank Facility; and

                 with reasonable promptness, such other
      financial data as such Significant Holder may reasonably request.

             Officer's Certificate.  Together with each
delivery  of  the  financial  statements  required   by
clauses  (i)  and  (ii) of paragraph 5A(1)  above,  the
Company  shall  deliver a certificate  of  a  Principal
Officer   (with  computations  in  reasonable   detail)
demonstrating  compliance with paragraphs  6A,  6B  and
6C(1)  through 6C(3) and setting forth (except  to  the
extent   specifically  set  forth  in  such   financial
statements) the aggregate amount of interest accrued on
each   of   Funded  Debt  and  Current  Debt   (without
duplication) of the Company and Subsidiaries (if any) during the fiscal period covered by such financial statements and the aggregate amounts of depreciation on physical property charged on the books of the Company and Subsidiaries (if any) during such fiscal period, and identifying the 45 days selected by the Company for purposes of the defined term "Funded Debt" and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

             Annual Accountant's Letter.  Together with
each  delivery  of  financial  statements  required  by
clause (ii) of paragraph 5A(1) above, the Company  will
deliver  to  each Significant Holder a  certificate  of
such  accountants  stating that, in  making  the  audit
necessary   for   their  report   on   such   financial
statements, they are familiar with the respective terms
of  this Agreement and the Alliance Agreement and  have
obtained  no  knowledge  of any  Event  of  Default  or
Default,  or,  if they have obtained knowledge  of  any
Event of Default or Default, specifying the nature  and
period   of   existence  thereof.   Such   accountants,
however,  shall not be liable to anyone  by  reason  of
their  failure  to obtain knowledge  of  any  Event  of
Default or Default which would not be disclosed in  the
course  of  an  audit  conducted  in  accordance   with
generally accepted auditing standards.

             Special  Information.   The  Company  also
covenants that forthwith upon a Principal Officer of the Company obtaining knowledge of:

                an Event of Default or Default;

                  the  commencement  of  any  Strategic
      Review   Board   (as  defined  in  the   Alliance
      Agreement) review related to any dispute under the Alliance Agreement and material development with respect to such dispute;

                 a  notice of termination delivered  by
      Pillsbury pursuant to the Alliance Agreement;

                  a  material  adverse  change  in  the
      financial condition, business or operations of the Company and its Subsidiaries, taken as a whole;

                 the  institution of legal  proceedings
      against the Company and/or any Subsidiary,  which
      has   a   reasonable  possibility  of  materially
      adversely   affecting  the  financial  condition,
      business  or operations of such Company  and  its
      Subsidiaries, taken as a whole, or which  in  any
      manner  draws  into question the validity  of  or
      has  a  reasonable possibility of  impairing  the
      ability   of   the   Company   to   perform   its
      obligations  under this Agreement  or  any  other
      Related Document to which it is a party; or

                  any   (A)  Environmental  Liabilities
      which  individually  or in  the  aggregate  could
      have  a  material adverse effect on the business,
      condition  (financial or otherwise) or operations
      of  the Company and its Subsidiaries, taken as  a
      whole,  (B)  pending, threatened  or  anticipated
      Environmental   Proceedings  which   if   decided
      adversely  could have a material  adverse  effect
      on   the   business,  condition   (financial   or
      otherwise) or operations of the Company  and  its
      Subsidiaries,     taken     as      a      whole,
      (C)   Environmental  Notices,  (D)  Environmental
      Judgments   and   Orders,  or  (E)  Environmental
      Releases  at,  on,  in,  under  or  in  any   way
      materially affecting the Properties;

the Company will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

             Information  Required by Rule  144A.   The
Company covenants that it will, upon the request of the
holder  of  any  Note,  provide such  holder,  and  any
qualified  institutional  buyer  designated   by   such
holder,  such financial and other information  as  such
holder  may  reasonably determine to  be  necessary  in
order   to   permit  compliance  with  the  information
requirements of Rule 144A under the Securities  Act  in
connection  with the resale of Notes,  except  at  such
times  as  the  Company  is subject  to  the  reporting
requirements  of  section 13 or 15(d) of  the  Exchange
Act.   For  the purpose of this paragraph 5B, the  term
"qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

              Inspection  of  Property.   The   Company
covenants that it will permit any Person designated  by
any  Significant Holder in writing, at such Significant
Holder's  expense,  to visit and  inspect  any  of  the
properties  of  the  Company and its  Subsidiaries,  to
examine  the corporate books and financial  records  of
the  Company  and  its  Subsidiaries  and  make  copies
thereof  or  extracts  therefrom  and  to  discuss  the
affairs,   finances  and  accounts  of  any   of   such
corporations with the Principal Officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant
Holder may reasonably request.

             Covenant  to  Secure Notes  Equally.   The
Company  covenants that, if it or any Subsidiary  shall
create  or assume any Lien upon any of its property  or
assets, whether now owned or hereafter acquired,  other
than    Liens   permitted   by   the   provisions    of
paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

              Guaranteed   Obligations.   The   Company
covenants that if, at any time, after the date hereof, it or any of its Subsidiaries incurs or permits to exist any Debt or other obligation (other than a performance bond or trade letter of credit or letter of credit issued with respect to insurance coverages or like financial accommodation and, in any case, issued in the ordinary course of business) Guaranteed or collateralized in any other manner by any other Person, it will simultaneously cause such other Person to execute and deliver to each holder of any Note a guaranty agreement in form and substance reasonably satisfactory to such holder guaranteeing payment of the principal amount of the Notes and any premium and interest thereon, which bears the same ratio to the total unpaid principal amount of the Notes as the amount of such other obligation which is guaranteed bears to the total unpaid principal amount of such other obligation, or if such other obligation is collateralized, to collateralize the Notes equally and ratably with such other obligation; provided, however, that the provisions of this paragraph 5E shall not apply to guaranties or collateral provided by an industrial development agency or other governmental agency or entity in connection with any financing or sale-and-leaseback transaction involving that agency or entity which is not prohibited by other provisions of this Agreement.

             Corporate Existence, Etc. Subject to the provisions of paragraph 6C(5), the Company covenants that it will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and those of each of its Subsidiaries and will qualify, and cause each of its Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries taken as a whole, provided that the corporate existence of any such Subsidiary may be terminated, if, in the good faith judgment of the Board of Directors of the Company, such termination is in the best interests of the Company and is not disadvantageous to the holders of any of the Notes.

             Payment of Taxes and Claims. The Company covenants that it will, and will cause each of its Subsidiaries to, pay before they become delinquent:

                  all   taxes,  assessments  and  other
      governmental charges imposed upon it  or  any  of
      its properties or assets or in respect of any  of
      its  franchises,  business,  income  or  property
      before   any  penalty  or  significant   interest
      accrues thereon, and

                   all   claims   (including,   without
      limitation,    claims   for   labor,    services,
      materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets;

provided, that items of the foregoing need not be paid which are being contested in good faith by appropriate proceedings and if such accrual, reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

             Compliance  With Laws, Etc.   The  Company
covenants   that   it  will  comply   and   cause   its
Subsidiaries  to  comply with the requirements  of  all
applicable laws, rules, regulations and orders  of  any
governmental  authority, except where the necessity  of
compliance  is  being  contested  in  good   faith   by
appropriate proceedings and adequate reserves or  other
provisions therefor shall have been established on  the
books  of  the  Company  in accordance  with  generally
accepted accounting principles or where the failure  to
comply  would  not  materially  adversely  affect   the
financial condition or operations of the Company and its Subsidiaries taken as a whole.

            No Integration.  The Company covenants that
it  has  taken and will continue to take all  necessary
steps  so  that the issuance of the Notes has  not  and
will not require registration under the Securities Act.
The Company covenants that no future offer and sale  of
debt  securities of the Company of any  class  will  be
made  if, as a result of the doctrine of "integration",
there  is a reasonable possibility that such offer  and
sale would result in the loss of the entitlement of the
Notes   to   the   exemption  from   the   registration
requirements of the Securities Act.

             Maintenance  of  Insurance.   The  Company
covenants  that  it and each Subsidiary will  maintain,
with  responsible insurers, insurance with  respect  to
its properties and business against such casualties and
contingencies (including, but not limited  to,  product
liability and public liability) and in such amounts  as
is   customary  in  the  case  of  similarly   situated
corporations engaged in the same or similar businesses and in any event reasonably acceptable to the Required
Holder(s).

             Other  Covenants.  If (in  the  reasonable
opinion  of the Required Holders) at any time and  from
time  to  time,  after  the date  hereof,  any  of  the
covenants, representations and warranties or events  of
default, or any other material term or provision (other
than  any term or provision relating to payment  terms,
interest  rates or penalties), contained  in  the  Bank
Facility,  or in any document, agreement or  instrument
from  time  to  time  entered into by  the  Company  in
respect  thereof, is more favorable to the banks  under
the  Bank Facility than are the terms of this Agreement
to  the  holders of the Notes, this Agreement shall  be
amended  to contain each such more favorable  covenant,
representation and warranty, event of default, term  or
provision,  and the Company hereby agrees to  so  amend
this  Agreement  and to execute and  deliver  all  such
documents  requested  by  the  Required  Holder(s)   to
reflect  such  Amendment.  Prior to the  execution  and
delivery  of  such  documents  by  the  Company,   this
Agreement  shall be deemed to contain  each  such  more
favorable covenant, representation and warranty,  event
of   default,   term  or  provision  for  purposes   of
determining the rights and obligations hereunder.

           Negative Covenants.

                  Current  Ratio and Interest Coverage.
The Company covenants that it will not permit at any time:

                 the ratio of Current Assets to Current
      Liabilities to be less than 1.25 to 1.0 for  each
      Fiscal  Quarter ending September and 1.50 to  1.0
      for all other Fiscal Quarters;

                 the  Interest Coverage Ratio  for  its
      four consecutive Fiscal Quarters most recently ended to be less than:

                      2.0   to   1.0   for   any   four
            consecutive  quarter period  ending  during
            the  period  commencing  on  the  Date   of
            Closing and ending on March 31, 1997, and

                      2.4   to   1.0   for   any   four
            consecutive    quarter    period     ending
            thereafter; or

                 at  any  time, the excess  of  Current
      Assets over Current Liabilities to be less than $110,000,000;

            Dividend Limitation.  The Company covenants
that it will not (a) pay or declare any dividend on any
class  of  its stock or make any other distribution  on
account  of any class of its stock, or redeem, purchase
or  otherwise  acquire,  directly  or  indirectly,  any
shares  of its stock (all of the foregoing being herein
called   "Restricted  Payments"),  or  (b)   make   any
Restricted  Investment, except out of Consolidated  Net
Earnings    Available    For    Restricted    Payments.
SConsolidated  Net  Earnings" shall  mean  consolidated
gross  revenues  of  the Company and its  Subsidiaries,
less  all operating and non-operating expenses  of  the
Company and its Subsidiaries, including all charges  of
a  proper  character  (including current  and  deferred
taxes  on  income,  provision for taxes  on  unremitted
foreign  earnings which are included in gross revenues,
and  current additions to reserves), but not  including
in  gross revenues any gains (net of expenses and taxes
applicable thereto) in excess of losses resulting  from
the  sale,  conversion or other disposition of  capital
assets  (i.e., assets other than Current  Assets),  any
gains resulting from the write-up of assets, any equity
of  the  Company  or any Subsidiary in  the  unremitted
earnings  of any corporation which is not a Subsidiary,
any  earnings of any Person acquired by the Company  or
any    Subsidiary   through   purchase,    merger    or
consolidation or otherwise for any year  prior  to  the
year   of   acquisition,   or   any   deferred   credit
representing the excess of equity in any Subsidiary  at
the date of acquisition over the cost of the investment
in  such Subsidiary, all determined in accordance  with
generally      accepted     accounting      principles.
"Consolidated  Net  Earnings Available  For  Restricted
Payments" shall mean an amount equal to (i) the sum  of
$1,000,000  plus  50%  (or minus  100%  in  case  of  a
deficit)  of Consolidated Net Earnings for  the  period
(taken   as   one  accounting  period)  commencing   on
August 1, 1994, and terminating at the end of the  last
fiscal  quarter  preceding the  date  of  any  proposed
Restricted  Payment,  less (ii)  the  sum  of  (A)  the
aggregate   amount   of   all   dividends   and   other
distributions  paid or declared by the Company  on  any
class  of its stock after July 31, 1994, (B) the excess
of   the   aggregate  amount  expended,   directly   or
indirectly,  after July 31, 1994, for  the  redemption,
purchase  or  other acquisition of any  shares  of  its
stock over the aggregate amount received after July 31,
1994 as the net cash proceeds of the sale of any shares
of its stock and (C) the aggregate amount of Restricted
Investments made after July 31, 1994.  There shall  not
be   included  in  Restricted  Payments   or   in   any
computation of Consolidated Net Earnings Available  For
Restricted   Payments:   (x)   dividends    paid,    or
distributions  made, in stock of the  Company;  or  (y)
exchanges  of  stock  of one or  more  classes  of  the
Company for other stock of the Company, except  to  the
extent  that  cash or other value is involved  in  such
exchange.    The   term  "stock"  as   used   in   this
paragraph 6B shall include warrants or options to purchase stock.

             Lien,  Debt  and Other Restrictions.   The
Company covenants that it will not and will not permit any Subsidiary to:

             Liens.   Create, assume or suffer to exist
any  Lien  upon any of its property or assets,  whether
now   owned  or  hereafter  acquired  (whether  or  not
provision is made for the equal and ratable securing of
the   Notes  in  accordance  with  the  provisions   of
paragraph 5C), except

                 Liens  for taxes (including ad valorem
      and  property  taxes) not yet due  or  which  are
      being   actively  contested  in  good  faith   by
      appropriate proceedings,

                 other  Liens incidental to the conduct
      of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                 Liens  on  property  or  assets  of  a
      Subsidiary   to   secure  obligations   of   such
      Subsidiary to the Company or another Subsidiary,

                 any  Lien existing on any property  of
      any   corporation  at  the  time  it  becomes   a
      Subsidiary,  or  existing prior to  the  time  of
      acquisition  upon any property  acquired  by  the
      Company   or  any  Subsidiary  through  purchase,
      merger or consolidation or otherwise, whether  or
      not  assumed  by the Company or such  Subsidiary,
      or   placed   upon  property  at  the   time   of
      acquisition  by the Company or any Subsidiary  to
      secure  all  or a portion of (or to  secure  Debt
      incurred  to  pay  all  or  a  portion  of)   the
      purchase price thereof, provided that any such Lien shall not encumber any other property of the Company or any Subsidiary,

                  any   Lien  renewing,  extending   or
      refunding  any  Lien  permitted  by  clause  (iv)
      above,   provided   that  the  principal   amount
      secured is not increased, and the Lien is not extended to any other property of the Company or any Subsidiary,

                 the  extension  of existing  Liens  on
      real property to fixtures subsequently attached to such real property,

                  any   Lien   securing   Funded   Debt
      permitted  by  paragraph  6C(2)  and  listed   on
      Schedule 8D hereto attached;

                 any  common  law right  of  setoff  or
      banker's  lien arising (whether by law,  contract
      or  otherwise) in connection with ordinary course
      of  business  deposit arrangements maintained  by
      the  Company or its Subsidiaries with  its  banks
      or  other financial institutions so long  as  any
      such   bank   or   other  financial   institution
      (A)  shall  be  a party to the Bank Facility  and
      the  Intercreditor Agreement, (B)  shall  not  at
      any  time  make loans or otherwise extend  credit
      to  the  Company or any Subsidiary, (C) does  not
      maintain  accounts (for the deposit  of  cash  or
      otherwise) for the benefit of the Company or  any
      Subsidiary,  (D)  shall have  delivered  to  each
      holder  of  a  Note a Sharing Letter,  (E)  shall
      have  waived in writing for the benefit  of  each
      holder  of a Note such common law right of setoff
      or  banker's  lien  or (F)  holds  no  more  than
      $100,000  of obligations owed to the  Company  or
      any   Subsidiary  and  the  total  of  all   such
      obligations permitted solely by this clause (F) shall not exceed $500,000; and

                 any  Lien to the banks a party to  the
      Bank   Facility  so  long  as  the  Intercreditor
      Agreement is in full force and effect;

provided that the aggregate amount of Debt secured by all such Liens under clauses (iv), (v) or (vii) above does not violate clause (iii) of paragraph 6C(2).

             Debt. Maintain, create, incur, assume or in any other way become liable in respect of any Debt, at any time, if:

                 the  aggregate outstanding  amount  of
      Consolidated Senior Funded Debt, whether  Secured
      or  Unsecured, exceeds an aggregate amount  equal
      to  50% of Consolidated Tangible Gross Worth  for
      any  date  of  determination  during  the  period
      commencing  with the Date of Closing  and  ending
      on  January  31,  1998, and 45%  of  Consolidated
      Tangible   Gross   Worth   for   any   date    of
      determination on or after February 1, 1998;

                 the  aggregate outstanding  amount  of
      Consolidated   Total  Funded  Debt   exceeds   an
      aggregate   amount   equal  to   the   applicable
      percentage of Consolidated Tangible Gross Worth set forth below for any date of determination:

       Date of Determination           Percenta
                                          ge
       Date of Closing through           74%
          September 30, 1995
       October 1, 1995 through           72%
          January 31, 1998
       February 1, 1998 through          65%
          January 31, 1999
       For any date on or after          60%
          February 1, 1999

                 the  aggregate amount of Priority Debt
      exceeds an aggregate amount equal to 10% of Consolidated Tangible Net Worth.

            Loans, Advances, Investments and Contingent
Liabilities.  Make or permit to remain outstanding  any
loan  or advance to, or guarantee, endorse or otherwise
be   or   become  contingently  liable,   directly   or
indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Company or any Subsidiary may make  or  permit to remain outstanding
      loans or advances to any Subsidiary,

                  own,   purchase  or  acquire   stock,
      obligations or securities of a Subsidiary  or  of
      a   corporation  which  immediately  after   such
      purchase or acquisition will be a Subsidiary,

                 acquire and own stock, obligations  or
      securities having an aggregate value of less than $500,000 received in settlement of debts
      (created in the ordinary course of business) owing to the Company or any Subsidiary,

                 own,  purchase  or acquire  (A)  prime
      commercial  paper of a domestic issuer  rated  at
      least  A-1  or P-1, (B) certificates  of  deposit
      with  maturities  of one year or  less  from  the
      date  of  acquisition issued  by  any  commercial
      bank  organized  under the  laws  of  the  United
      States  or any foreign bank operating within  the
      United  States  of America or any  Canadian  bank
      (in  any case, having capital resources in excess
      of    $500,000,000   or   the   Canadian   dollar
      equivalent, and a short term debt rating of A-1 or P-1 and a long term debt rating of A or higher or with respect to any Canadian bank, the rating equivalent thereof) and denominated in U.S. dollars or (C) direct obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States
      Government, with maturities of one year or less from the date of acquisition,

                  endorse  negotiable  instruments  for
      collection in the ordinary course of business,

                 guarantee  obligations of Subsidiaries
      which are not prohibited by paragraph 6C(2),

                  guarantee   obligations   of   grower
      cooperatives,  such guarantees to be  limited  to
      transactions in the ordinary course  of  business
      for   the   purpose  of  obtaining   agricultural
      products to be marketed by the Company and/or its Subsidiaries,

                 guarantee the industrial revenue bonds
      described  in  Schedule 8D  hereto  attached  and
      other  bonds  or  obligations  (in  an  aggregate
      principal  amount with respect to  an  individual
      issuance not in excess of $10,000,000) issued  by
      industrial   development   agencies   or    other
      governmental  agencies or entities,  which  bonds
      or  obligations  constitute debt  which,  if  the
      Company  were the primary obligor, would  not  be
      prohibited   by   other   provisions   of    this
      Agreement,

                  permit  to  remain  outstanding  such
      guaranties  as  are  listed  on  Schedule   6C(3)
      hereto   attached  and  guaranties  issued   with
      respect to renewals, replacements, extensions  or
      refundings   of  the  debt  guaranteed   by   the
      guaranties listed in Schedule 6C(3), and

                 continue  to hold the investments  the
      cost of which shall not exceed $6,079,000 in the form of capital stock of Moog, Inc. as of the Date of Closing (the "Moog Investment"), and

                 make  or  permit to remain outstanding
      loans  or  advances to, or guarantee, endorse  or
      otherwise  be  or become contingently  liable  in
      connection   with  the  obligations,   stock   or
      dividends of, or own, purchase or acquire  stock,
      obligations  or securities of, any other  Person,
      provided  that the aggregate principal amount  of
      such  loans  and  advances,  plus  the  aggregate
      amount  of  such  contingent  liabilities,   plus
      (without  duplication) the  aggregate  amount  of
      liabilities permitted by clauses (i) and  (v)  of
      paragraph  6C(8),  plus the aggregate  amount  of
      the  investment (at original cost) in such stock,
      obligations   and   securities   at   any    time
      outstanding  for the Company and all Subsidiaries
      exclusive  of the Moog Investment (herein  called
      "Restricted Investments"), shall not  exceed  the
      amount  permitted under paragraph 6B; and further
      provided  that no Subsidiary (other  than  Marion
      Foods,  Inc., SSP Company, Inc. and Seneca  Foods
      International  Ltd.)  shall  make  any  loan   or
      advance to, or acquire any stock, obligations or securities of, the Company.

             Sale  of  Stock and Debt of  Subsidiaries.
Sell or otherwise dispose of, or part with control  of,
any  shares of stock or Funded or Current Debt  of  any
Subsidiary,   except   to  the   Company   or   another
Subsidiary,  and except that all shares  of  stock  and
Debt of any Subsidiary at the time owned by or owed  to
the  Company  and  any Subsidiary may  be  sold  as  an
entirety for a cash consideration which represents  the
fair value (as determined in good faith by the Board of
Directors  of the Company) at the time of sale  of  the
shares  of  stock and Debt so sold, provided  that  the
assets of such Subsidiary do not constitute 10% or more
of  Consolidated Tangible Gross Worth  for  the  fiscal
year  then most recently ended and that such Subsidiary
shall  not have contributed 10% or more of Consolidated
Net  Earnings  for any of the three fiscal  years  then
most recently ended, and further provided that, at  the
time  of  such  sale, such Subsidiary  shall  not  own,
directly or indirectly, any shares of stock or Debt  of
any other Subsidiary (unless all of the shares of stock
and  Debt  of such other Subsidiary owned, directly  or
indirectly,  by  the Company and all  Subsidiaries  are
simultaneously   being  sold  as  permitted   by   this
paragraph 6C(4));

             Merger  and  Sale  of  Assets.   Merge  or
consolidate with any other corporation or sell, lease or transfer or otherwise dispose of assets if the net value of all assets so disposed of constitute 10% or more of Consolidated Tangible Gross Worth for the fiscal year then most recently ended, or assets which shall have contributed 10% or more of Consolidated Net
Earnings for any of the three fiscal years then most recently ended, to any Person, except that any  Subsidiary  may  merge  with  the
      Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other Subsidiaries,

                  any   Subsidiary  may  sell,   lease,
      transfer or otherwise dispose of any of its assets to the Company or another Subsidiary,

                 any  Subsidiary may sell or  otherwise
      dispose of all or substantially all of its assets subject to the conditions specified in paragraph 6C(4) with respect to a sale of the stock of such Subsidiary,

                 the  Company may merge with any  other
      corporation, provided that (A) the Company shall be the continuing or surviving corporation, and
      (B) the Company as the continuing or surviving corporation shall not, immediately after such merger, be in default under this Agreement or on the Notes, including all covenants herein and therein contained,

                   any   Subsidiary   may   merge    or
      consolidate with any other corporation,  provided
      that,  immediately after giving  effect  to  such
      merger  or  consolidation (A) the  continuing  or
      surviving   corporation   of   such   merger   or
      consolidation shall constitute a Subsidiary,  and
      (B) no Event of Default or Default shall exist, and

                 the  Company may sell, lease, transfer
      or otherwise dispose of any or all of the assets described in Schedule 6C(5);

              Sale  and  Lease-Back.   Enter  into  any
arrangement  with any lender or investor  or  to  which
such  lender or investor is a party providing  for  the
leasing  by  the Company or any Subsidiary of  real  or
personal  property which has been or is to be  sold  or
transferred  by the Company or any Subsidiary  to  such
lender or investor or to any Person to whom funds  have
been  or  are to be advanced by such lender or investor
on  the security of such property or rental obligations
of  the  Company or any Subsidiary; provided,  however,
that  the Company or a Subsidiary may transfer property
to,  and  lease-back such property from, an  industrial
development  agency or other governmental entity  in  a
transaction described in Schedule 6C(6) hereto attached
or  in  a financing transaction creating debt which  is
not   prohibited   under  other  provisions   of   this
Agreement;

            Sale or Discount of Receivables. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable; or

             Certain Contracts. Except as hereinabove permitted, enter into or be a party to any  contract providing for the making
      of  loans,  advances or capital contributions  to
      any  Person other than a Subsidiary (except where
      the  obligation  is limited to a  maximum  amount
      which  is  within the limitations of clause  (xi)
      of  paragraph 6C(3)), or for the purchase of  any
      property  (other than purchases of  inventory  in
      the   ordinary  course  of  business)  from   any
      Person, in each case in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or any  contract  for  the  purchase  of
      materials,   supplies  or   other   property   or
      services   if  such  contract  (or  any   related
      document)   requires  that   payment   for   such
      materials,   supplies  or   other   property   or
      services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, or any  contract  to rent  or  lease  (as
      lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligation of the lessor, or any  contract for the sale or  use  of
      materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or any  other contract which, in economic
      effect,   is   substantially  equivalent   to   a
      guarantee,   except  where  the   obligation   is
      limited  to  a  fixed  maximum  amount  which  is
      within   the  limitations  of  clause   (xi)   of
      paragraph 6C(3).

             Issuance  of  Stock by Subsidiaries.   The
Company   covenants  that  it  will  not   permit   any
Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any class of its stock (other than directors' qualifying shares) except to the Company or another Subsidiary.

             No  Prepayment, Modification  or  Consent.
The   Company   will  not  (i)  prepay  the   Pillsbury
Subordinated Note except for any Permitted Payments (as
defined  in  the Pillsbury Subordinated Note)  required
thereunder and (ii) amend, modify, supplement or  waive
any  term,  condition  or other provision  of  (A)  any
Pillsbury Security Document (other than as contemplated
by  Section  10.06  of  the Asset Purchase  Agreement),
(B)   the   Pillsbury  Subordinated  Note  (except   as
permitted  under Section 2.02(a) of the Asset  Purchase
Agreement and the second paragraph of Section 1 of  the
Pillsbury  Subordinated Note),  (C)  Article  XIX  (and
related  definitions), Section  23.8  with  respect  to
Article  XIX  of  the Alliance Agreement  (and  related
definitions)  or  any other material provision  of  the
Alliance   Agreement  (and  related   definitions)   or
(D) provisions of Section 7.12 of the Bank Facility  or
(iii) consent, if the Company's consent is so required,
to   an   assignment  by  Pillsbury  of  the   Alliance
Agreement, in any case, without the prior written consent of each Significant Holder.

           Events of Default.

                 Acceleration.  If any of the following
events  shall  occur and be continuing for  any  reason
whatsoever  (and  whether  such  occurrence  shall   be
voluntary or involuntary or come about or be effected by operation of law or otherwise):

                 the Company defaults in the payment of
      any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                 the Company defaults in the payment of
      any  interest  on  any  Note  for  more  than   3
      Business Days after the date due; or

                 the Company or any Subsidiary defaults
      (whether  as  primary obligor or as guarantor  or
      other  surety) in any payment of principal of  or
      interest  on  any  other  obligation  for   money
      borrowed  (or  any Capitalized Lease  Obligation,
      any  obligation under a conditional sale or other
      title  retention agreement, any obligation issued
      or   assumed  as  full  or  partial  payment  for
      property  whether or not secured  by  a  purchase
      money  mortgage  or  any obligation  under  notes
      payable    or    drafts   accepted   representing
      extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased or defeased by the Company or any Subsidiary) prior to any stated maturity; or

                 any representation or warranty made by
      the  Company herein or by the Company or  any  of
      its   officers   in  any  writing  furnished   in
      connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                  the  Company  fails  to  perform   or
      observe  any agreement contained in paragraph  6;
      or

                  the  Company  fails  to  perform   or
      observe  any  other agreement, term or  condition
      contained herein, including agreements, terms  or
      conditions incorporated herein by reference,  and
      such  failure  shall  not be remedied  within  30
      days after any Principal Officer of the Company obtains actual knowledge thereof; or

                 the Company or any Subsidiary makes an
      assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                 any  decree  or order  for  relief  in
      respect  of  the  Company or  any  Subsidiary  is
      entered  under  any  bankruptcy,  reorganization,
      compromise,        arrangement,       insolvency,
      readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                  the   Company   or   any   Subsidiary
      petitions  or  applies to any  tribunal  for,  or
      consents  to,  the  appointment  of,  or   taking
      possession  by,  a trustee, receiver,  custodian,
      liquidator or similar official of the Company  or
      any  Subsidiary,  or of any substantial  part  of
      the  assets of the Company or any Subsidiary,  or
      commences  a voluntary case under the  Bankruptcy
      Law  of  the  United  States or  any  proceedings
      (other   than   proceedings  for  the   voluntary
      liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                 any  such  petition or application  is
      filed,  or  any  such proceedings are  commenced,
      against  the  Company or any Subsidiary  and  the
      Company  or such Subsidiary by any act  indicates
      its   approval   thereof,  consent   thereto   or
      acquiescence  therein, or an order,  judgment  or
      decree  is  entered appointing any such  trustee,
      receiver,   custodian,  liquidator   or   similar
      official, or approving the petition in  any  such
      proceedings, and such order, judgment  or  decree
      remains  unstayed and in effect for more than  60
      days; or

                  any  order,  judgment  or  decree  is
      entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  any  order,  judgment  or  decree  is
      entered  in  any proceedings against the  Company
      or  any  Subsidiary decreeing a split-up  of  the
      Company   or   such  Subsidiary  which   requires
      (A)  the  divestiture of assets constituting  10%
      or  more of Consolidated Tangible Gross Worth for
      the  fiscal  year  then most recently  ended,  or
      (B)  the divestiture of the stock of a Subsidiary
      whose   assets   constitute  10%   or   more   of
      Consolidated Tangible Gross Worth for the  fiscal
      year  then  most  recently  ended,  or  (C)   the
      divestiture of assets, or stock of a Subsidiary, which shall have contributed 10% or more of Consolidated Net Earnings for any of the three fiscal years then most recently ended, and, in any case, such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                 a  final  judgment  in  an  amount  in
      excess of $1,000,000 is rendered against the Company or any Subsidiary and, on the 60th day following entry thereof, such judgment remains undischarged or unvacated or execution thereof remains unstayed and on such day the Company would not be able to incur a principal amount of Debt pursuant to paragraph 6C(2) in an amount equal to the amount of such judgment, or on the 60th day following expiration of any applicable stay, such judgment is not discharged or vacated and on such day the Company would not be able to incur a principal amount of Debt pursuant to paragraph 6C(2) equal to the amount of such judgment; or

                 the  security interest granted to  the
      Collateral   Agent   pursuant   to   the   Pledge
      Agreement shall fail at any time to constitute  a
      first   priority   security   interest   in    or
      assignment  of the Collateral described  in  such
      Pledge  Agreement (except for any failure  caused
      by  the  action  or  inaction of  the  Collateral
      Agent);  or the Pledge Agreement shall  cease  to
      be  in full force and effect in whole or in  part
      for  any reason whatsoever; or the Company or any
      other   Person  shall  disavow  or   attempt   to
      terminate  any provision of the Pledge Agreement;
      or

                 an  (A)  event of default (as  defined
      therein)  shall occur under the Bank Facility  or
      any  of  the  Pillsbury  Security  Documents,  or
      (B)  (i) a condition to the availability  of  the
      commitment of the banks that are a party  to  the
      Bank   Facility  to  make  loans  has  not   been
      satisfied  (unless  the  satisfaction   of   such
      condition   has   been  waived  or   subsequently
      satisfied) and (ii) a majority of such banks shall fail or refuse to advance funds under the Bank Facility; or

                 any  party  shall fail to comply  with
      any  material  term  of any Related  Document  to
      which  it  is a party (other than this Agreement)
      beyond   applicable  grace   periods,   if   any,
      specified in such Related Documents; or

                 a  notice  of termination is delivered
      under  the  Alliance Agreement  or  the  Alliance
      Agreement   shall  terminate   for   any   reason
      whatsoever; or

              the  Company or any Person shall  disavow
      or  attempt  to terminate any Sharing  Letter  or
      any  Sharing  Letter shall cease to  be  in  full
      force  and  effect in whole or in  part  for  any
      reason  whatsoever unless the Company shall  have
      otherwise   complied  with  the   provisions   of
      6C(1)(viii); or

                 any Person shall disavow or attempt to
      terminate the Intercreditor Agreement or the Intercreditor Agreement shall cease to be in full force and effect in whole or in part for any reason whatsoever; or

                  Pillsbury   shall  in  any   material
      respect fail to perform or otherwise breach or default under any provision of the Pillsbury
      Note applicable to Pillsbury; or

                 any amount of principal or interest is
      paid, credited or otherwise satisfied (whether by payment, offset or any other method, and whether by voluntary or mandatory prepayment) in violation of the Pillsbury Subordinated Note or this Agreement other than the payment of a Permitted Payment (as defined in the Pillsbury
      Subordinated Note); or

                 Pillsbury,  the Company or  any  other
      Person   denies   or  contests,   including   the
      bringing  of any action or proceeding to contest,
      the    effectiveness   or   validity    of    the
      Subordination  Letter or of the subordination  or
      non-recourse   provisions   of   the    Pillsbury
      Subordinated Note, or any of such provisions is declared invalid or unenforceable; or

                 the Company shall fail to maintain the
      Bank Facility having a remaining term of at least one year at any time during which the ratio of Funded Debt to Consolidated Tangible
      Gross Worth is greater than 40 percent;

then:

                 if  such event is an Event of  Default
      specified   in  clause  (i)  or  (ii)   of   this
      paragraph 7A, the holder of any Note (other  than
      the  Company or any Subsidiary or Affiliate)  may
      at  its  option,  by  notice in  writing  to  the
      Company,  declare such Note to be, and such  Note
      shall  thereupon  be and become, immediately  due
      and   payable  at  par  together  with   interest
      accrued  thereon  and together  with  the  Yield-
      Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company,

                 if  such event is an Event of  Default
      specified  in clause (vii), (viii), (ix)  or  (x)
      of   this  paragraph  7A  with  respect  to   the
      Company,   all   of  the  Notes   at   the   time
      outstanding     shall    automatically     become
      immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and if  such  event is any other Event  of
      Default,  the Required Holder(s) may  at  its  or
      their  option,  by  notice  in  writing  to   the
      Company, declare all of the Notes to be, and  all
      of  the  Notes  shall thereupon  be  and  become,
      immediately   due  and  payable   together   with
      interest  accrued thereon and together  with  the
      Yield-Maintenance  Amount, if any,  with  respect
      to   each   Note,  without  presentment,  demand,
      protest or other notice of any kind, all of which are hereby waived by the Company.

             Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the holder or holders of at least 76% of the aggregate principal amount of the Notes from time to time outstanding may, by notice in writing to the Company, rescind and annul such declaration and its consequences if:

                 all overdue interest on the Notes, the
      principal  of  and Yield-Maintenance  Amount,  if
      any,  payable  with respect to  any  Notes  which
      have  become due otherwise than by reason of such
      declaration,   and  interest  on   such   overdue
      interest   and  overdue  principal   and   Yield-
      Maintenance Amount at the rate specified in the Notes shall have been paid,

                 any  amounts  which  have  become  due
      solely by reason of such declaration shall not have been paid,

                 all  Events  of Default and  Defaults,
      other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and no  judgment or decree shall have been
      entered for the payment of any amounts due pursuant to the Notes or this Agreement.

No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

              Notice  of  Acceleration  or  Rescission.
Whenever any Note shall be declared immediately due and
payable   pursuant  to  paragraph  7A   or   any   such
declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

            Other Remedies.  If any Event of Default or
Default  shall occur and be continuing, the  holder  of
any  Note may proceed to protect and enforce its rights
under  this Agreement and such Note by exercising  such
remedies  as  are available to such holder  in  respect
thereof under applicable law, either by suit in  equity
or  by  action  at law, or both, whether  for  specific
performance   of   any  covenant  or  other   agreement
contained  in this Agreement or in aid of the  exercise
of  any  power  granted in this Agreement.   No  remedy
conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

            Representations, Covenants and  Warranties.
The Company represents, covenants and warrants:

                        Organization;        Authority;
Enforceability.   The  Company is  a  corporation  duly
organized and existing in good standing under the  laws
of  the  State  of  New York, each Subsidiary  is  duly
organized and existing in good standing under the  laws
of  the  jurisdiction in which it is incorporated,  and
the  Company has and each Subsidiary has the  corporate
power  to  own its respective property and to carry  on
its respective business as now being conducted, and  in
the  case of the Company, to enter into and perform all
of  its obligations under this Agreement and the  Notes
and  to  issue and sell the Notes.  Each of the Company
and  its Subsidiaries is duly licensed or qualified  to
do  business  as a foreign corporation  in  each  state
where  the failure to be so licensed or qualified would
have   a  material  adverse  effect  on  the  financial
condition  or  operations  of  the  Company   and   its
Subsidiaries  taken as a whole and  has  all  corporate
power,   material   licenses,  franchises   and   other
governmental authorizations and approvals necessary  to
carry  on  its present business, with respect to  which
the failure to so possess would have a material adverse
effect   on  the  business,  condition  (financial   or
otherwise)  or  operations  of  the  Company  and   its
Subsidiaries  taken as a whole.  Schedule  8A  contains
complete and correct lists of (i) each jurisdiction  in
which  the  Company  is licensed  or  qualified  to  do
business   as  a  foreign  corporation  and  (ii)   the
Subsidiaries,  showing,  as  to  each  Subsidiary,  the
correct   name   thereof,  the  jurisdiction   of   the
organization, each jurisdiction in which it is licensed
or  qualified  to do business as a foreign corporation,
and  the  percentage of shares of  each  class  of  its
capital  stock or similar equity interests  outstanding
owned  by the Company and each other Subsidiary.   This
Agreement  is, and the Notes when issued and  delivered
hereunder   will   be,   legal,  valid,   binding   and
enforceable obligations of the Company.

             Financial  Statements.   The  Company  has
furnished   to   each  Purchaser  with  the   following
financial   statements,  identified  by   a   principal
financial  officer of the Company: (i)  a  consolidated
balance sheet of the Company and its Subsidiaries as at
July  31  in each of the years 1988 to 1994, inclusive,
and a consolidated statement of income and statement of
cash flows of the Company and its Subsidiaries for each
such  year all certified by Deloitte Touche LLP or  its
predecessor firm; and (ii) a consolidated balance sheet
of the Company and its Subsidiaries as at October 29 in
each  of  the  years 1993 and 1994 and  a  consolidated
statement of income and statement of cash flows for the
three-month period ended on each such date, prepared by
the  Company.  Such financial statements (including any
related schedules and/or notes) are true and correct in
all   material   respects  (subject,  as   to   interim
statements, to changes resulting from audits and normal
year-end adjustments), have been prepared in accordance
with    generally   accepted   accounting    principles
consistently  followed throughout the periods  involved
and show all liabilities, direct and contingent, of the
Company  and its Subsidiaries required to be  shown  in
accordance  with such principles.  The  balance  sheets
fairly  present  the condition of the Company  and  its
Subsidiaries   as  at  the  dates  thereof,   and   the
statements  of  income  and statements  of  cash  flows
fairly  present  the results of the operations  of  the
Company and its Subsidiaries for the periods indicated.
There  has  been  no  material adverse  change  in  the
business,   condition  or  operations   (financial   or
otherwise) of the Company and its Subsidiaries taken as a whole since July 31, 1994.

            Actions Pending.  There is no action, suit,
investigation  or  proceeding  pending   or,   to   the
knowledge  of  the  Company,  threatened  against   the
Company  or  any of its Subsidiaries, or any properties
or rights of the Company or any of its Subsidiaries, by
or  before  any court, arbitrator or administrative  or
governmental  body which might result in  any  material
adverse change in the business, condition (financial or
otherwise)  or  operations  of  the  Company  and   its
Subsidiaries taken as a whole.

             Outstanding Debt.  Neither the Company nor
any of its Subsidiaries has outstanding any Debt except
as  specified  on  Schedule  8D  and  as  permitted  by
paragraph  6C(2).   There exists no default  under  the
provisions of any instrument evidencing such Debt or of any agreement relating thereto.

            Pollution and Other Regulations.  Except as
disclosed  on Schedule 8E hereto, each of  the  Company
and  its  Subsidiaries is in compliance in all material
respects  with  all  laws and regulations  relating  to
pollution  and  environmental  control  (including  all
regulations   and   standards  of   the   Environmental
Protection     Administration),    equal     employment
opportunity and employee safety in all jurisdictions in
which  it is presently doing business, and the  Company
will  use its best efforts to comply, and to cause each
of its Subsidiaries to comply, in all material respects
with all such laws and regulations which may be legally
imposed  in  the future in jurisdictions in  which  the
Company  or any of its Subsidiaries may then  be  doing
business  except where the necessity of  compliance  is
being   contested   in   good  faith   by   appropriate
proceedings  and adequate reserves or other  provisions
therefor  shall have been established on the  books  of
the  Company  in  accordance  with  generally  accepted
accounting  principles or where the failure  to  comply
would  not  materially adversely affect  the  financial
condition  or  operations  of  the  Company   and   its
Subsidiaries taken as a whole. There is no enforcement order in effect with respect to the Company and its Subsidiaries issued by any federal or state agency which regulates pollution, environmental control, equal employment opportunity and employee safety.

             Taxes.   The Company has and each  of  its
Subsidiaries  has filed all federal,  state  and  other
income tax returns which, to the best knowledge of  the
officers of the Company, are required to be filed,  and
each has paid all taxes as shown on such returns and on
all  assessments received by it to the extent that such
taxes  have become due, except such taxes as are  being
contested in good faith by appropriate proceedings  for
which  adequate  reserves  have  been  established   in
accordance    with   generally   accepted    accounting
principles.

             Conflicting Agreements and Other  Matters.
Neither  the Company nor any of its Subsidiaries  is  a
party  to any contract or agreement or subject  to  any
charter or other corporate restriction which materially
and adversely affects its business, property or assets,
or  financial  condition.  Neither  the  execution  nor
delivery  of  this  Agreement or  the  Notes,  nor  the
offering,   issuance  and  sale  of  the   Notes,   nor
fulfillment  of  nor  compliance  with  the  terms  and
provisions hereof and of the Notes will conflict  with,
or  result  in  a  breach of the terms,  conditions  or
provisions of, or constitute a default under, or result
in  any violation of, or result in the creation of  any
Lien  upon  any  of  the properties or  assets  of  the
Company  or  any of its Subsidiaries pursuant  to,  the
charter  or  by-laws  of  the Company  or  any  of  its
Subsidiaries,  any  award  of  any  arbitrator  or  any
agreement  (including any agreement with stockholders),
instrument, order, judgment, decree, statute, law, rule
or  regulation  to  which the Company  or  any  of  its
Subsidiaries  is  subject.  Schedule 8G-1  is  a  true,
correct  and  complete  list  of  all  agreements  (the
"Material   Agreements")  that   (i)   evidence   Debt,
(ii)   contain   financial   covenants   or   financial
restrictions on the Company or any Subsidiary (iii) are
between  Pillsbury and the Company or  any  Subsidiary,
(iv)  are being assigned to the Company under the Asset
Purchase Agreement or (v) are material in the operation
of  the  Alliance Plants and involve single sources  of
material  supplies  or services  with  respect  to  the
operations  of the Alliance Plants and the  conduct  of
the  business  of  the  Company with  respect  thereto.
Neither  the Company nor any of its Subsidiaries  is  a
party   to,  or  otherwise  subject  to  any  provision
contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G-2 attached hereto.

             Offering of Note.  Neither the Company nor
any  agent  acting  on  its  behalf  has,  directly  or
indirectly, offered the Note or any similar security of
the Company for sale to, or solicited any offers to buy
the  Note or any similar security of the Company  from,
or  otherwise  approached  or negotiated  with  respect
thereto  with,  any  Person  other  than  institutional
investors, and neither the Company nor any agent acting
on  its behalf has taken or will take any action  which
would  subject the issuance or sale of the Note to  the
provisions of section 5 of the Securities Act or to the
provisions  of any securities or Blue Sky  law  of  any
applicable jurisdiction.  The Company hereby represents
and   warrants  to  each  Purchaser  that,  within  the
preceding  twelve  months, neither  it  nor  any  other
Person  acting on behalf of it has offered or  sold  to
any Person any Notes, or any securities of the same  or
a   similar   class  as  the  Notes,   or   any   other
substantially similar securities of the Company.

             Use of Proceeds.  Neither the Company  nor
any Subsidiary owns (other than the Moog Investment) or
has  any  present  intention of acquiring  any  "margin
stock" as defined in Regulation G (12 CFR Part 207)  of
the  Board  of Governors of the Federal Reserve  System
(herein  called "margin stock").  The proceeds of  sale
of  the  Notes  will  be  used to  repay  certain  Debt
identified  on Schedule 8I hereto, to expand operations
in  connection with the Company's existing business and
as  contemplated  by the Pillsbury Agreements  and  for
other   general  corporate  purposes.   None  of   such
proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation
G. Neither the Company nor any agent acting on behalf of the Company has taken or will take any action which might cause this Agreement or the Notes to violate
Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

             ERISA.   No accumulated funding deficiency
(as defined in section 302 of ERISA and section 412  of
the  Code), whether or not waived, exists with  respect
to  any  Plan  (other than a Multiemployer  Plan).   No
liability  to the Pension Benefit Guaranty  Corporation
has  been  or is expected by the Company to be incurred
with  respect  to any Plan (other than a  Multiemployer
Plan)  by the Company or any of its Subsidiaries  which
is  or  would be materially adverse to the Company  and
its Subsidiaries taken as a whole.  Neither the Company
nor  any  of its Subsidiaries has incurred or presently
expects  to incur any withdrawal liability under  Title
IV  of  ERISA  with  respect to any Multiemployer  Plan
which  is or would be materially adverse to the Company
and  its  Subsidiaries  taken  as  a  whole.   No  Plan
providing  welfare benefits to retired former employees
of  the  Company  or any of its Subsidiaries  has  been
established  or  is  maintained for which  the  present
value   of  future  benefits  payable,  in  excess   of
irrevocably  designated funds for such purpose,  is  or
would  be materially adverse to the financial condition
of  the  Company and its Subsidiaries taken as a whole.
The  execution and delivery of this Agreement  and  the
issuance  and  sale of the Note will  not  involve  any
transaction  which  is subject to the  prohibitions  of
section  406  of ERISA or in connection  with  which  a
penalty could be imposed under Section 502(i) of  ERISA
or  a tax could be imposed pursuant to section 4975  of
the  Code.   The representation by the Company  in  the
next preceding sentence is made in reliance upon and subject to the accuracy of representation of each Purchaser in paragraph 9B.

             Governmental Consent.  Neither the  nature
of  the Company or of any Subsidiary, nor any of  their
respective   businesses   or   properties,   nor    any
relationship between the Company or any Subsidiary  and
any  other  Person, nor any circumstance in  connection
with  the offering, issuance, sale or delivery  of  the
Note  is such as to require any authorization, consent,
approval, exemption or other action by or notice to  or
filing with any court or administrative or governmental
body  (other  than routine filings after  the  Date  of
Closing  with  the  Securities and Exchange  Commission
and/or  state Blue Sky authorities) in connection  with
the  execution  and  delivery of  this  Agreement,  the
offering,  issuance, sale or delivery of  the  Note  or
fulfillment  of  or  compliance  with  the  terms   and
provisions hereof or of the Note.

            Disclosure.  Neither this Agreement nor any
other document, certificate or statement furnished to a
Purchaser  by or on behalf of the Company in connection
herewith  contains any untrue statement of  a  material
fact  or  omits to state a material fact  necessary  in
order  to  make  the  statements contained  herein  and
therein  not misleading.  There is no fact peculiar  to
the Company or any of its Subsidiaries which materially
adversely affects or in the future may (so far  as  the
Company  can  now foresee) materially adversely  affect
the   business,  property  or  assets,   or   financial
condition of the Company or any of its Subsidiaries and
which  has not been set forth in this Agreement  or  in
the   other   documents,  certificates  and  statements
furnished to a Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

             Title to Properties.  The Company has  and
each  of  its  Subsidiaries has good  and  indefeasible
title  to  its respective real properties  (other  than
properties which it leases) and good title  to  all  of
its  other  respective properties and assets, including
the  properties  and assets reflected  in  the  balance
sheet  as at July 31, 1994 referred to in paragraph  8B
(other  than properties and assets disposed of  in  the
ordinary  course of business) and any assets  purchased
pursuant to the Asset Purchase Agreement, subject to no
Lien  of  any  kind  except  Liens  not  prohibited  by
paragraph 6C(1) and Liens required to be discharged  at
the   time  of  Closing  (all  of  which  will  be   so
discharged).   All  leases necessary  in  any  material
respect for the conduct of the respective businesses of the Company and its Subsidiaries, taken as a whole, are valid and subsisting and are in full force and effect.

             Patents,  Licenses, Franchise,  Etc.   The
Company  and  its Subsidiaries possess all  franchises,
certificates,    licenses,    permits     and     other
authorizations from governmental political subdivisions
or  regulatory authorities and all patents, trademarks,
service  marks, trade names, copyrights,  licenses  and
other  rights, free from burdensome restrictions,  that
are   necessary  in  any  material  respect   for   the
ownership,   maintenance   and   operation   of   their
respective   properties  and   assets,   as   presently
conducted and as proposed to be conducted, and  neither
the Company nor any of its Subsidiaries is in violation
of  any  such authorizations and rights in any material
respect.  No event has occurred which permits, or after
notice  or  lapse  of time (except  expiration  of  the
stated  term  thereof),  or  both,  would  permit,  the
revocation   or  termination  of  any  such  franchise,
license, authorization or other rights so as to  affect
adversely   in  any  material  respect  the   business,
condition,  or  operations (financial or otherwise)  of
the  Company and its Subsidiaries, taken as whole.  All
such  franchises, permits, licenses and other authority
have  been  validly  issued  to  the  Company  or   its
Subsidiaries, as the case may be, by the appropriate governmental authority and each such franchise, permit, license or other authority is valid and subsisting.
The Company and its Subsidiaries are operating their respective businesses in material compliance with the terms and conditions of such franchises, permits, licenses and other authority and are in material compliance with all applicable Federal, state and local law.

              Investment  Company  Act.   Neither   the
Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company
Act of 1940, as amended.

              Public   Utility  Holding  Company   Act.
Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public
Utility Holding Company Act of 1935, as amended.

             Solvency.   As of the Date of Closing  and
after  giving  effect to the transactions  contemplated
hereunder  (i) the amount of the "present fair  salable
value"  of the assets of the Company will, as  of  such
date,  exceed  the  amount of all "liabilities  of  the
Company, contingent or otherwise," as of such date,  as
such  quoted  terms are determined in  accordance  with
applicable    federal   and   state   laws    governing
determinations  of  the solvency of debtors,  (ii)  the
present fair salable value of the assets of the Company
will,  as  of the Date of Closing, be greater than  the
amount  that  will be required to pay the liability  of
the  Company on its debts as such debts become absolute
and matured, (iii) the Company will not have, as of the
Date  of  Closing,  an  unreasonably  small  amount  of
capital  with  which  to  conduct  its  business,   and
(iv)  the Company will be able to pay its debts as they
mature.  For purposes of this paragraph 8Q "debt" means
"liability or a claim", and "claim" means any (x) right
to  payment, whether or not such a right is reduced  to
judgment,  liquidated, unliquidated, fixed, contingent,
matured,   unmatured,  disputed,   undisputed,   legal,
equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

              Absence  of  Foreign  or  Enemy   Status.
Neither the Company, nor any of its Subsidiaries is  an
"enemy" or an "ally of the enemy" within the meaning of
section 2 of the Trading with the Enemy Act (50  U.S.C.
App.   1  et  seq.), as amended.  Neither  the  Company
nor  any  of its Subsidiaries is in violation  of,  and
neither  the  issuance and sale of  the  Notes  by  the
Company  nor  the  use  of  the  proceeds  thereof   as
contemplated  by  this  Agreement  will  violate,   the
Trading  with  the  Enemy  Act,  as  amended,  or   any
executive  orders, proclamations or regulations  issued
pursuant   thereto,   including,  without   limitation,
regulations administered by the Office of Foreign Asset
Control  of the Department of the Treasury (31  C.F.R.,
Subtitle B, Chapter V).

             Pillsbury Agreements. Each Purchaser has received a true, correct and duly authorized and executed copy of each of the Pillsbury Agreement and each other principal document between Pillsbury and the Company, including all schedules and exhibits thereto and side letters, if any, affecting the terms thereof or delivered in connection therewith, together with all amendments and waivers thereto, and the transactions described in each of the foregoing documents which are to occur prior to the Date of Closing have been consummated in all material respects in accordance with the terms and provisions thereof, and no material provision of the foregoing agreements has been amended, supplemented or otherwise modified or waived without the prior written consent of each Purchaser.

            Bank Facility.  Each Purchaser has received
a  true, correct and duly authorized and executed  copy
of  each  of the documents executed in connection  with
the Bank Facility, including all schedules and exhibits
thereto  and side letters, if any, affecting the  terms
thereof  or delivered in connection therewith, together
with  all  amendments  and  waivers  thereto,  and  the
transactions   described  in  each  of  the   foregoing
documents  which  are to occur prior  to  the  Date  of
Closing  have been consummated in all material respects
in  accordance  with the terms and provisions  thereof,
and  no  material  provision of any  of  the  foregoing
agreements has been amended, supplemented or  otherwise
modified or waived without the prior written consent of
each   Purchaser.   The  Company  has   the   corporate
authority to request and receive, and each of the banks a party to the Bank Facility has an obligation to advance, funds under the Bank Facility pursuant to the terms and conditions thereof.

            Representations  of  the  Purchaser.   Each
Purchaser hereby represents, as to itself, as follows:

                 Nature of Purchase.  Such Purchaser is
not   acquiring  the  Note  to  be  purchased  by  such
Purchaser hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within such Purchaser's control.

             Source  of  Funds.  No part of  the  funds
being  used by such Purchaser to pay the purchase price
of   the   Notes  being  purchased  by  such  Purchaser
hereunder constitutes assets allocated to any separate account maintained by such Purchaser. For the purpose of this paragraph 9B, the term "separate account" shall have the meaning specified in Section 3 of ERISA.

             Definitions.   For  the  purpose  of  this
Agreement,   the  terms  defined  in  the  introductory
sentence  and  in  paragraphs 1 and 2  shall  have  the
respective   meanings  specified   therein,   and   the
following terms shall have the meanings specified with respect thereto below:

                 Yield-Maintenance Terms.

       "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

       "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

       "Reinvestment Yield" shall mean, with respect to
the  Called Principal of any Note, .50% over the  yield
to  maturity implied by (i) the yields reported, as  of
10:00  A.M.  (New York City time) on the  Business  Day
next preceding the Settlement Date with respect to such
Called  Principal, on the display designated  as  "Page
678" on the Telerate Service (or such other display  as
may  replace  Page  678  on the Telerate  Service)  for
actively  traded  U.S.  Treasury  securities  having  a
maturity  equal to the Remaining Average Life  of  such
Called Principal as of such Settlement Date, or if such
yields  shall not be reported as of such  time  or  the
yields   reported  as  of  such  time  shall   not   be
ascertainable,  (ii)  the  Treasury  Constant  Maturity
Series  yields reported, for the latest day  for  which
such  yields  shall  have been so reported  as  of  the
Business  Day next preceding the Settlement  Date  with
respect  to  such Called Principal, in Federal  Reserve
Statistical  Release  H.15  (519)  (or  any  comparable
successor   publication)  for  actively   traded   U.S.
Treasury securities having a constant maturity equal to
the Remaining Average Life of such Called Principal  as
of  such Settlement Date.  Such implied yield shall  be
determined,  if  necessary,  by  (a)  converting   U.S.
Treasury  bill quotations to bond-equivalent yields  in
accordance   with  accepted  financial   practice   and
(b) interpolating linearly between yields reported for various maturities.

      "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into
(ii)  the  sum of the products obtained by  multiplying
(a)  each  Remaining Scheduled Payment of  such  Called
Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

       "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

      "Settlement Date" shall mean, with respect to the
Called  Principal of any Note, the date on  which  such
Called   Principal  is  to  be  prepaid   pursuant   to
paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

      "Telerate" shall mean Telerate Access Services or
if no longer available such other comparable service as
the   Required  Holders  may  select  as  a  substitute
therefor.

        "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

            Other Terms.

       "Affiliate" means, at any time, and with respect
to  any Person, (a) any other Person that at such  time
directly   or   indirectly   through   one   or    more
intermediaries  Controls, or is Controlled  by,  or  is
under  Control  with, such first Person,  and  (b)  any
Person  beneficially  owning or  holding,  directly  or
indirectly,  10%  or  more of any class  of  voting  or
equity  interests of the Company or any  Subsidiary  or
any   corporation   of  which  the  Company   and   its
Subsidiaries   beneficially  own  or   hold,   in   the
aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

       "Alliance  Agreement" shall  mean  that  certain
Alliance Agreement by and among the Company, Pillsbury and Grand Metropolitan, Inc., dated December 8, 1994, as it has been amended by that certain First Amendment dated February 10, 1995 and as it may be further amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

        "Alliance   Plants"  shall  have  the   meaning
specified in the Alliance Agreement.

       "Asset Purchase Agreement" shall mean the  Asset
Purchase  Agreement  by  and between  the  Company  and
Pillsbury  dated  December 8,  1994,  as  it  has  been
amended   by   that   certain  First  Amendment   dated
February 10, 1995 and as it may be further amended, modified or supplemented in accordance with its terms and the terms hereof.

      "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

       "Bank  Facility" shall mean the Credit Agreement
dated  as  of  the date hereof among the  Company,  The
Chase  Manhattan Bank, N.A., as Agent and banks a party
thereto,  having an aggregate commitment  of  at  least
$65,000,000 during the period commencing with the  date
hereof  and  ending on September 30, 1995, and  at  all
times  thereafter  $75,000,000,  and  any  substitution
therefor,   as   it   may  be  amended,   modified   or
supplemented from time to time in accordance with its terms and the terms hereof.

       "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

       "Capitalized  Lease Obligation" shall  mean  any
rental   obligation  which,  under  generally  accepted
accounting  principles, is or will be  required  to  be
capitalized  on  the  books  of  the  Company  or   any
Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

       "Change  of  Control Event" shall mean  (i)  the
beneficial  ownership or acquisition by any  Person  or
group  of  affiliated Persons (other than  directly  or
indirectly  through the Wolcott or Kayser families)  in
any  transaction  or series of related transactions  of
shares of the Company representing more than 50% of the
voting control of the Company; and (ii) the Wolcott and
Kayser  families  shall  cease  to  own,  directly   or
indirectly, at least 25% of the outstanding voting capital stock of the Company.

       "Closing" shall have the meaning set forth in paragraph 2A hereof.

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Collateral"  shall  mean,  collectively,   the
"Collateral" described in the Pledge Agreement.

      "Collateral Agent" shall mean The Chase Manhattan
Bank, N.A., serving as Collateral Agent under the Pledge Agreement.

        "Consolidated"  shall  mean  the   consolidated
financial  information of the Company and each  of  its
Subsidiaries   under   generally  accepted   accounting
principles.

       "Consolidated EBITDA" shall mean, for any fiscal
period  of the Company, an amount equal to (A) the  sum
for  such  fiscal  period  of Consolidated  Net  Income
(Loss)  and,  to  the extent subtracted in  determining
such  Consolidated  Net Income (Loss),  provisions  for
(i)  taxes based on income, (ii) Consolidated  Interest
Expense,   and   (iii)  depreciation  and  amortization
expense minus (B) any items of gain (or plus any  items
of  loss)  which  were  included  in  determining  such
Consolidated  Net  Income  (Loss)  and  were  (x)   not
realized in the ordinary course of business (whether or not classified as "ordinary" by generally accepted accounting principles), or (y) the result of any sale of assets, or (z) resulting from minority investments.

       "Consolidated Interest Expense" for  any  period
shall  mean the Consolidated interest expense  (whether
cash  or  non-cash  interest  expense  or  deferred  or
accrued   interest   expense  and  including,   without
limitation,  capitalized  interest  expense   and   the
interest portion of all Capitalized Lease Obligations during such period) determined in accordance with generally accepted accounting principles.

        "Consolidated Net Earnings" shall have the meaning specified in paragraph 6B.

       "Consolidated Net Income (Loss)" shall mean, for
any  fiscal period of the Company, the Consolidated net
income  (or  loss) of the Company and its  Subsidiaries
for  such period (taken as a single accounting  period)
determined   in  conformity  with  generally   accepted
accounting principles, but excluding therefrom (to  the
extent  otherwise included therein) (i)  any  gains  or
losses, together with any related provision for  taxes,
realized  upon  any sale of assets other  than  in  the
ordinary course of business, (ii) any income or loss of
any  Person  accrued  prior to  the  date  such  Person
becomes  a Subsidiary of the Company or is merged  into
or  consolidated with the Company or any Subsidiary  or
all  or  substantially all of such Person's assets  are
acquired   by  the  Company  or  any  Subsidiary,   and
(iii)  the  income of the Company or any Subsidiary  to
the extent that the declaration or payment of dividends
or   similar  distributions  by  the  Company  or  such
Subsidiary of that income is not at the time  permitted
by  operation  of  the  terms of  its  charter  or  any
agreement,   instrument,   judgment,   decree,   order,
statute, rule or governmental regulation.

       "Consolidated Tangible Gross Worth"  shall  mean
Total Funded Debt plus Total Stockholders' Equity, minus Intangibles.

       "Consolidated  Tangible Net  Worth"  shall  mean
Total Stockholders' Equity minus Intangibles.

       "Current Assets" shall mean the Consolidated current assets after eliminating all inter-company items, in accordance with generally accepted accounting principles.

       "Current  Debt"  shall mean any  obligation  for
borrowed  money  (and  any  notes  payable  and  drafts
accepted  representing extensions of credit whether  or
not   representing  obligations  for  borrowed   money)
payable  on demand or within a period of one year  from
the  date  of the creation thereof; provided  that  any
obligation,  other  than the Bank  Facility,  shall  be
treated as Funded Debt regardless of its term, if  such
obligation  is renewable pursuant to the terms  thereof
or of a revolving credit or similar agreement effective
for  more  than one year after the date of the creation
of  such  obligation  or of any  such  agreement.   Any
obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Funded or Current
Debt, as the case may be, of the Company or such Subsidiary even though such obligation shall not be assumed by the Company or such Subsidiary.

      "Current Liabilities" shall mean the Consolidated total liabilities (after eliminating all inter-company items) which may be properly classified as current liabilities, in accordance with generally accepted accounting principles.

       "Date of Closing" shall have the meaning set forth in paragraph 2A hereof.

       "Debt"  shall  mean Funded Debt  and/or  Current
Debt, as the case may be.

      "Environmental Authority" shall mean any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

       "Environmental Judgments and Orders" shall  mean
all judgments, decrees or orders arising from or in any
way  associated  with  any Environmental  Requirements,
whether   or  not  entered  upon  consent,  or  written
agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, degree or order.

        "Environmental  Liabilities"  shall  mean   any
liabilities, whether accrued or contingent, arising from or relating in any way to any Environmental
Requirements.

       "Environmental Notices" shall mean  any  written
communication from any Environmental Authority  stating
possible  or alleged noncompliance with or possible  or
alleged  liability under any Environmental Requirement,
including without limitation any complaints, citations,
demands  or  requests from any Environmental  Authority
for  correction  of  any  purported  violation  of  any
Environmental   Requirements   or   any   investigation
concerning any purported violation of any Environmental
Requirements.   Environmental Notices also  shall  mean
(i)  any written communication from any private  Person
threatening  litigation  or administrative  proceedings
against or involving any of the Company or a Subsidiary
relating  to  alleged  violation of  any  Environmental
Requirements  and  (ii)  any  complaint,  petition   or
similar   documents   filed  by  any   private   Person
commencing litigation or administrative proceedings against or involving the Company or a Subsidiary relating to alleged violation of any Environmental
Requirements.

        "Environmental  Proceedings"  shall  mean   any
judicial or administrative proceedings arising from  or
in   any   way   associated  with   any   Environmental
Requirement.

       "Environmental Releases" shall mean releases (as defined in CERCLA or under any applicable state or local environmental law or regulation) by the Company or any of its Subsidiaries of Hazardous Materials.
Environmental Releases does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger to health, safety or the environment.

        "Environmental  Requirements"  shall  mean  any
applicable   local,   state  or  federal   law,   rule,
regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

      "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

       "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

      "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended.

       "Fiscal  Quarter" means the three  month  period
ending June 30, September 30, December 31 and March  31
of each year.

        "Funded  Debt"  shall  mean,  on  any  date  of
determination,  any obligation payable  more  than  one
year from the date of the creation thereof, which under
generally  accepted accounting principles is  shown  on
the  balance  sheet as a liability (excluding  reserves
for  deferred  income taxes and other reserves  to  the
extent   that  such  reserves  do  not  constitute   an
obligation); plus the highest amount of the aggregate principal amount of Current Debt outstanding during a period selected by the Company of 45 consecutive days, within the 12-month period immediately preceding such date.

       "Hancock"  shall mean John Hancock  Mutual  Life
Insurance Company and its successors and assigns.

        "Hancock   Funding"  shall  have  the   meaning
specified in paragraph 2B.

       "Hazardous  Materials" shall mean (a)  hazardous
waste  as  defined  in  the Resource  Conservation  and
Recovery  Act  of  1976, or in any applicable  federal,
state   or  local  law  or  regulation,  (b)  hazardous
substances, as defined in CERCLA, or in any  applicable
federal,    state   or   local   law   or   regulation,
(c)  gasoline,  or any other petroleum product  or  by-
product  or  constituent,  (d)  toxic  substances,   as
defined in the Toxic Substances Control Act of 1976, or
in  any  applicable  federal, state  or  local  law  or
regulation   and   (e)  insecticides,  fungicides,   or
rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

        "Institutional  Holder"  shall  mean  (i)   any
original holder of the Notes under this Agreement so long as such purchaser shall hold any Notes, (ii) any other holder of Notes which is an insurance company, pension fund, investment company, bank, or investment banking firm or any affiliate of a Person described in clause (i) or (ii).

        "Intangibles"  shall  mean  goodwill,  patents,
trademarks, trade names, organization expense and other
like   intangibles,  determined  in   accordance   with
generally accepted accounting principles.

      "Intercreditor Agreement" shall mean that certain
Intercreditor  Agreement dated as of  the  date  hereof
among  the Collateral Agent, each bank a party  to  the
Bank Facility and each Purchaser, as it may be amended,
modified   or  supplemented  from  time  to   time   in
accordance with its terms.

       "Interest Coverage Ratio" shall mean, for any period, the ratio of (x) the sum of Consolidated EBITDA for such period to (y) the sum of Consolidated Interest
Expense for such period.

      "Lien" shall mean any mortgage, pledge, priority,
security  interest,  encumbrance, deposit  arrangement,
lien (statutory or otherwise), any common law right  of
setoff  or  banker's lien (whether by law, contract  or
otherwise)  in  connection  with  ordinary  course   of
business  deposit arrangements or charge  of  any  kind
(including  any agreement to give any of the foregoing,
any   conditional   sale  or  other   title   retention
agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

       "Material Agreements" shall have the meaning specified in paragraph 8G.

        "Moog   Investment"  shall  have  the   meaning
specified in paragraph 6C(3).

        "Note"   or  "Notes"  shall  have  the  meaning
specified in paragraph 1A.

       "Officer's Certificate" shall mean a certificate signed in the name of the Company by a Principal
Officer.

       "Person" shall mean and include an individual, a
partnership, a joint venture, a corporation,  a  trust,
an  unincorporated organization and a government or any
department   or  agency  thereof.   For   purposes   of
paragraph 5B, "Person" shall not include any employee or representative of any government or any agency or department thereof.

       "Pillsbury" shall mean The Pillsbury Company,  a
Delaware corporation.

       "Pillsbury  Agreements" shall mean each  of  the
following,   as  any  may  be  amended,   modified   or
supplemented from time to time in accordance with its terms and the terms hereof:

           (i)  Asset Purchase Agreement; and

           (ii) Alliance Agreement; and

            (iii)     each  of  the Pillsbury  Security
      Documents.

       "Pillsbury Consent" shall mean that certain written consent to the Pledge Agreement executed by each of Pillsbury and the Senior Entity, substantially in the form of Exhibit A to the Pledge Agreement.

       "Pillsbury   1111(b) Election" shall  mean  that
certain  Agreement  relating  to  11.  U.S.C.   1111(b)
executed by Pillsbury, substantially in the form of Exhibit D hereto, as it may be amended, modified or supplemented from time to time in accordance with its terms.

      "Pillsbury Security Documents" shall mean each of the following, as any may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof:

           (i)  the Pillsbury Subordinated Note;

             (ii)   Security  Agreement  dated  as   of
      February   10,  1995  between  the  Company   and
      Pillsbury;

            (iii)     Mortgage, Security Agreement  and
      Fixture   Financing   Statement   dated   as   of
      February 10, 1995 executed by the Company in favor of Pillsbury; and

           (iv) the Subordination Letter.

       "Pillsbury  Subordinated Note" shall  mean  that
certain  8% Secured Nonrecourse Subordinated Promissory
Note  dated  February 1, 1995 issued by the Company  in
favor   of   Pillsbury   and  any   other   nonrecourse
subordinated  note issued by the Company  in  favor  of
Pillsbury,  as contemplated by Section 2.02(a)  of  the
Asset  Purchase  Agreement,  as  any  may  be  amended,
modified   or  supplemented  from  time  to   time   in
accordance with its terms and the terms hereof.

       "Plan" shall mean any "employee pension benefit plan" (as such term is defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in section 414(b) or
(c) of the Code.

        "Pledge  Agreement"  shall  mean  that  certain
Pledge, Security and Assignment Agreement dated  as  of
the date hereof executed by the Company in favor of the
Collateral   Agent,  substantially  in  the   form   of
Exhibit C hereto, as it may be amended, modified or supplemented from time to time in accordance with its terms.

       "Principal  Officer" shall  mean  the  chairman,
chief   executive  officer,  chief  financial  officer,
treasurer or chief accounting officer of the Company.

       "Priority Debt" shall mean all unsecured  Funded
Debt  of  any  Subsidiary and all Secured Debt  of  the
Company  and  its  Subsidiaries  other  than  (A)  Debt
secured  by  Liens permitted under clauses (i)  through
(iii)   of   paragraph  6C(1),  (B)  Debt   listed   on
Schedule  8D under the heading "Priority Debt"  without
giving   effect   to   any   amendment,   modification,
supplement,  increase, extension, renewal or  refunding
after  the Date of Closing except for any extension  of
the  expiration  date of a letter of credit  issued  in
connection  with  any of the industrial  revenue  bonds
identified  as  Priority  Debt  so  long  as  any  such
extension  is  not beyond the stated maturity  date  of
such  bonds  and  except for any substitution  of  such
letter of credit, (C) Debt described on Schedule 6C(6),
(D) Debt secured solely by bankers' lien and subject to
the  Intercreditor  Agreement or a Sharing  Letter  and
(E)  any  Debt secured by a Lien granted to a  bank  or
financial      institution     as     permitted      by
paragraph 6C(1)(viii)(F).

       "Properties" shall mean all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

       "Prudential" shall mean The Prudential Insurance
Company of America and its successors and assigns.

      "Purchasers" shall mean, collectively, Prudential and Hancock.

       "Related  Documents" shall  mean  each  of  this
Agreement,   each  Note,  the  Pledge  Agreement,   the
Pillsbury  Consent,  the Pillsbury   1111(b)  Election,
any  Pillsbury  Subordinated Note, any Sharing  Letter,
the   Intercreditor  Agreement  and  the  Subordination
Letter and any other certificate, instrument or other document delivered in connection with any of the foregoing.

       "Required Holder(s)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes from time to time outstanding.

       "Restricted Investments" shall have the meaning specified in clause (x) of paragraph 6C(3).

      "Securities Act" shall mean the Securities Act of 1933, as amended.

       "Secured Debt" shall mean any Debt or obligation
of  any  Person  which  is  secured  by,  or  otherwise
benefiting  from, a Lien on any property,  tangible  or
intangible,  of the Company or any Subsidiary,  whether
or  not  the Company or such Subsidiary has assumed  or
become  liable  for the payment of such Debt.   Secured
Debt  shall  not  include the  Bank  Facility  or  this
Agreement   to  the  extent  secured  by   the   Pledge
Agreement.

       "Senior  Entity"  shall mean Grand  Metropolitan
Incorporated, a Delaware corporation and parent of its wholly-owned subsidiary, Pillsbury.

       "Senior Funded Debt" shall mean all Funded  Debt
of   the   Company  or  its  Subsidiaries  other   than
Subordinated Debt.

       "Series A Notes" shall mean the Note or Notes originally issued by the Company to Prudential pursuant to paragraph 2A.

       "Series B Notes" shall mean the Note or Notes originally issued by the Company to Hancock pursuant to paragraph 2B.

       "Sharing Letter" shall mean that certain  Letter
Agreement,  if any, entered into from time to  time  by
and  among  each  holder  of  a  Note  and  a  bank  as
contemplated by paragraph 6C(1)(viii), substantially in
the  form  of Exhibit D hereto, as any may be  amended,
modified  and  supplemented  from  time  to   time   in
accordance with its terms.

        "Significant  Holder"  shall  mean   (i)   each
Purchaser, so long as such Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

      "Sold Plants" shall have the meaning set forth in the Alliance Agreement.

       "Subordinated  Debt" shall  mean  the  Pillsbury
Subordinated Note and any other Funded Debt of the Company or its Subsidiaries which (i) is validly and expressly subordinated in right of payment and in liquidation to the obligations in respect of the Notes, in form and substance satisfactory to each Significant
Holder; and (ii) has, when issued, a weighted average life to maturity greater than the remaining weighted average life to maturity of the Notes.

       "Subordination Letter" shall mean  that  certain
Agreement  Regarding Subordination dated  February  10,
1995  among  Pillsbury, the Purchasers  and  The  Chase
Manhattan Bank, N.A., as agent for the banks under the Bank Facility, in the form of a letter from Pillsbury.

       "Subsidiary" shall mean (i) any corporation organized under the laws of any state of the United
States of America, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America and Canada, and all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries and (ii) Seneca
Foods International Ltd.

      "Third Party" shall mean all lessees, sublessees, licensees and other users of the Properties.

      "Total Funded Debt" shall mean, as of any date of determination, the sum of (i) the aggregate outstanding principal amount of Senior Funded Debt of the Company or its Subsidiaries plus (ii) the aggregate outstanding principal amount of Subordinated Debt of the Company or its Subsidiaries.

       "Total Stockholders' Equity" shall mean,  as  of
any  date of determination, stockholders' equity as  it
would  appear on the audited consolidated balance sheet
of  the  Company and its Subsidiaries as of  such  date
prepared   in   accordance  with   generally   accepted
accounting principles minus an amount, in no event less than zero, equal to the product of (i) the sum of
(A) the net book value of the Sold Plants minus (B) the undepreciated value of any capital improvements to the Sold Plants by the Company, as calculated in accordance with generally accepted accounting principles, minus
(C)  the  aggregate principal amount of  the  Pillsbury
Subordinated Note then outstanding times (ii) the difference of 1 minus the marginal tax rate then applicable to the Company.

       "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by a Purchaser under this Agreement.

       "Unsecured" with respect to Debt means that such Debt is not Secured Debt.

             Accounting  Terms and Determination.   All
references  in  this  Agreement to "generally  accepted
accounting  principles" shall be  deemed  to  refer  to
generally  accepted accounting principles in effect  in
the  United States at the time of application  thereof,
subject   to  the  next  sentence.   Unless   otherwise
specified  herein,  all accounting  terms  used  herein
shall  be interpreted, all determinations with  respect
to  accounting matters hereunder shall be made, and all
financial statements and certificates and reports as to
financial  matters  required to be furnished  hereunder
shall   be   prepared,  in  accordance  with  generally
accepted  accounting principles,  applied  on  a  basis
consistent  with  the  audited  consolidated  financial
statements   of   the  Company  and  its   Subsidiaries
delivered pursuant to clause (ii) of paragraph 5A(1).

           Miscellaneous.

                  Note  Payments.  The  Company  agrees
that,  so  long as a Purchaser shall hold any Note,  it
will make payments of principal of, interest on and any
Yield-Maintenance Amount payable with respect  to  such
Note, which comply with the terms of this Agreement, by
wire transfer of immediately available funds for credit
on the date due to such Purchaser's account or accounts
as specified in the Purchaser Schedule attached hereto,
or  such other account or accounts in the United States
as   such   Purchaser   may   designate   in   writing,
notwithstanding any contrary provision herein or in any
Note  with  respect  to  the place  of  payment.   Each
Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

             Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including, without limitation:

                 all  taxes (together in each case with
      interest  and  penalties,  if  any),  other  than
      local,   state   or  federal  income   taxes   or
      franchise  taxes of a holder of a Note, including
      without   limitation,  all  stamp,   intangibles,
      recording and other taxes, which may be payable with respect to the execution and delivery of this Agreement or any Related Document or the execution, delivery or acquisition of any Note;

                 all  document production  and  duplica
      tion  charges  and the fees and expenses  of  any
      special counsel engaged by the Purchasers or  any
      Transferee  in  connection with  this  Agreement,
      the  transactions  contemplated  hereby  and  any
      subsequent proposed modification of, or  proposed
      consent  under,  this Agreement  or  any  Related
      Document,   whether   or   not   such    proposed
      modification  shall  be  effected   or   proposed
      consent granted, and

                  the  costs  and  expenses,  including
      attorneys' fees, incurred by a Purchaser  or  any
      Transferee  in connection with the restructuring,
      refinancing  or "workout" of this Agreement,  any
      Note  or  any  other  Related  Document  or   the
      transactions  contemplated hereby or  thereby  in
      enforcing  (or  determining  whether  or  how  to
      enforce)  any  rights under this  Agreement,  any
      Note   or  any  other  Related  Document  or   in
      responding   to  any  subpoena  or  other   legal
      process  issued in connection with this Agreement
      or    any   other   Related   Document   or   the
      transactions  contemplated hereby or  thereby  or
      by  reason  of  a  Purchaser or  any  Transferees
      having   acquired  any  Note,  including  without
      limitation costs and expenses incurred in any bankruptcy case in which the Company or any of its Subsidiaries is the debtor or the bankrupt;

provided,  however that in connection with  enforcement
of  any  provision  hereof and in connection  with  any
amendment, waiver or consent hereto, the Company  shall
not  be obligated pursuant to this paragraph 11B to pay
the  fees and expenses of more than one counsel  (which
may  include, without limitation, any disbursements  of
such  counsel to pay the fees and expenses of one local
counsel  in each relevant jurisdiction where  necessary
or   advisable  in  connection  with  any  modification
(whether or not consummated) which contemplates the taking by the holders of the Notes of a security interest in any assets of the Company or any of its Subsidiaries or in connection with the enforcement of any rights under this Agreement or the Notes) for the holder of the Notes taken as a group; and provided, further, that the Company shall not be obligated pursuant to this paragraph 11B to pay any expenses incurred in connection with the transfer of any Note.
The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by a Purchaser or any Transferee and the payment of any Note.

            Amendments and Waivers.

             Requirements.  This Agreement or any other
Related Document may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required
Holder(s) except to the extent otherwise specified in any Related Document and that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change:

                the maturity of any Note,

                 the  principal of, or the rate or time
      of    payment    of   interest   on,    or    any
      Yield-Maintenance Amount payable with respect to any Note,

                 the time, amount or allocation of  any
      prepayments, or

                 the proportion of the principal amount
      of   the  Notes  required  with  respect  to  any
      consent, amendment, waiver or declaration.

Solely  for  the  purpose  of determining  whether  the
holders  of  the requisite percentage of the  aggregate
principal amount of Notes then outstanding approved  or
consented  to  any amendment, waiver or consent  to  be
given  under  this  Agreement or  the  Notes,  or  have
directed the taking of any action provided herein or in
the Notes to be taken upon the direction of the holders
of  a  specified percentage of the aggregate  principal
amount  of  Notes then outstanding, Notes  directly  or
indirectly  owned  by  the  Company  or  any   of   its
Affiliates shall be deemed not to be outstanding.  Each
holder   of   any  Note  at  the  time  or   thereafter
outstanding shall be bound by any consent authorized by
this paragraph 11C, whether or not such Note shall have
been  marked  to indicate such consent, but  any  Notes
issued thereafter may bear a notation referring to  any
such  consent.   As used herein and in the  Notes,  the
term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

             Consent in Contemplation of Transfer. Any consent made pursuant to this paragraph 11C by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

             Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

             Course of Dealing. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

             Form,  Registration, Transfer and Exchange
of  Notes;  Lost  Notes.   The  Note  are  issuable  as
registered notes without coupons in denominations of at
least  $100,000, except as may be necessary to  reflect
any  principal amount not evenly divisible by $100,000.
The  Company  shall  keep  at its  principal  office  a
register  in  which the Company shall provide  for  the
registration of Notes and of transfers of Notes.   Upon
surrender for registration of transfer of any  Note  at
the principal office of the Company, the Company shall,
at  its  expense, execute and deliver one or  more  new
Notes  of  like tenor and of a like aggregate principal
amount,  registered in the name of such  transferee  or
transferees.  At the option of the holder of any  Note,
such  Note  may  be exchanged for other Notes  of  like
tenor  and of any authorized denominations, of  a  like
aggregate principal amount, upon surrender of the  Note
to be exchanged at the principal office of the Company.
Whenever any Notes are so surrendered for exchange, the
Company shall, at its expense, execute and deliver  the
Notes  which the holder making the exchange is entitled
to receive.  Every Note surrendered for registration of
transfer  or  exchange shall be duly  endorsed,  or  be
accompanied  by a written instrument of  transfer  duly
executed,  by the holder of such Note or such  holder's
attorney duly authorized in writing.  Any Note or Notes
issued  in  exchange  for any  Note  or  upon  transfer
thereof  shall carry the rights to unpaid interest  and
interest  to accrue which were carried by the  Note  so
exchanged or transferred, so that neither gain nor loss
of  interest  shall result from any  such  transfer  or
exchange.   Upon  receipt of written  notice  from  the
holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement (or, if such holder is not an Institutional Holder having capital and surplus in excess of $50,000,000, a surety bond) in form and substance reasonably satisfactory to the Company and its counsel or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

              Persons  Deemed  Owners;  Participations.
Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount, if any, and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

            Survival of Representations and Warranties;
Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by a Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of a Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

             Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

             Disclosure to Other Persons. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to:

                  such  holder's  directors,  officers,
      employees, agents, Affiliates and professional consultants,

                any other holder of any Note,

                 any Person to which such holder offers
      to sell such Note or any part thereof,

                 any  Person to which such holder sells
      or offers to sell a participation in all or any part of such Note,

                  any   federal  or  state   regulatory
      authority having jurisdiction over such holder,

                 the  National Association of Insurance
      Commissioners or any similar organization or

                  any   other  Person  to  which   such
      delivery  or  disclosure  may  be  necessary   or
      appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand,
      (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note.

              Notices.    All   written  communications
provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and:

                 if  to a Purchaser, addressed to  such
      Purchaser  at  the  address  specified  for  such
      communications   in   the   Purchaser    Schedule
      attached  hereto,  or at such  other  address  as
      such  Purchaser  shall  have  specified  to   the
      Company in writing,

                 if  to  any other holder of any  Note,
      addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and if to the Company, addressed to it  at
      1162  Pittsford-Victor Road, Pittsford, New  York
      14534, Attention: Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by facsimile transmission addressed to the Company, Attention: Treasurer, at (716) 385-4249.

               Satisfaction   Requirement.    If    any
agreement, certificate or other writing, or any  action
taken or to be taken, is by the terms of this Agreement
required to be satisfactory to each Purchaser or to the
Required   Holder(s),   the   determination   of   such
satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

             GOVERNING  LAW.  THIS AGREEMENT  SHALL  BE
CONSTRUED  AND  ENFORCED IN ACCORDANCE  WITH,  AND  THE
RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW  OF
THE  STATE OF NEW YORK.  THE COMPANY HEREBY SUBMITS  TO
THE  JURISDICTION OF THE SUPREME COURT OF THE STATE  OF
NEW  YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND  THE
UNITED  STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT
OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE
SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDERS  AND
TO  THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS
OR  PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES
OR  ANY  OTHER  RELATED DOCUMENT SHALL BE LITIGATED  IN
SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH
IT  MAY  HAVE  BASED  ON IMPROPER VENUE  OR  FORUM  NON
CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH
COURTS.

              Severability.   Any  provision  of   this
Agreement which is prohibited or unenforceable  in  any
jurisdiction   shall,  as  to  such  jurisdiction,   be
ineffective  to  the  extent  of  such  prohibition  or
unenforceability  without  invalidating  the  remaining
provisions   hereof,  and  any  such   prohibition   or
unenforceability   in   any  jurisdiction   shall   not
invalidate or render unenforceable such provision in any other jurisdiction.

              Descriptive  Headings.   The  descriptive
headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

              Payments   Due   on  Non-Business   Days.
Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Yield-
Maintenance Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

              Counterparts.   This  Agreement  may   be
executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


       [Signature pages commence on next page.]
       If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between each of the Purchasers and the Company.

                          Very truly yours,

                          SENECA FOODS CORPORATION



                          By_/s/Kraig H. Kayser__
                       Title: President and Chief
                                  Executive Officer



         [Signatures continued on next page.]
The foregoing Agreement is
hereby accepted as of the date
first above written.

THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA


By_/s/Kevin J. Kraska____________
   Title: Vice President



         [Signatures continued on next page.]
The foregoing Agreement is
hereby accepted as of the date
first above written.

JOHN HANCOCK MUTUAL LIFE
   INSURANCE COMPANY


By__/s/Scott A. Mc Fetridge______
   Title: Agribusiness Investment Officer
                      EXHIBIT A

                    [FORM OF NOTE]

THIS  NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN VIOLATION
OF SUCH ACT.

               SENECA FOODS CORPORATION

_____%  [SERIES A] [SERIES B] SENIOR NOTE DUE _________
_, 200_


No. R-1                                __________, 1995
$__________


             on  the unpaid balance thereof at the rate
of  ____%  per  annum  from the  date  hereof,  payable
quarterly   on  the  ____  day  of  _______,  ________,
________ and _______ in each year, commencing with  the
_______  next  succeeding the date  hereof,  until  the
principal hereof shall have become due and payable, and
(b)  on  any  overdue  payment (including  any  overdue
prepayment)  of  principal,  any  overdue  payment   of
interest    and    any   overdue   payment    of    any
Yield-Maintenance  Amount  (as  defined  in  the   Note
Agreement  referred  to below),  payable  quarterly  as
aforesaid  (or, at the option of the registered  holder
hereof,  on demand), at a rate per annum from  time  to
time  equal to the greater of (i) _____% or  (ii)  2.0%
over  the rate of interest publicly announced by Morgan
Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

       Payments  of principal of, interest on  and  any
Yield-Maintenance Amount payable with respect  to  this
Note  are  to  be  made at the main  office  of  Morgan
Guaranty Trust Company of New York in New York City  or
at   such  other  place  as  the  holder  hereof  shall
designate to the Company in writing, in lawful money of the United States of America.

       This  Note  is one of a series of  Senior  Notes
(herein called the "Notes") issued pursuant to  a  Note
Agreement, dated as of February __, 1995 (herein called the "Agreement"), among the Company, The Prudential
Insurance  Company of America and John  Hancock  Mutual
Life Insurance Company and is entitled to the benefits thereof.

       This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       The  Company agrees to make required prepayments
of  principal on the dates and in the amounts specified
in  the  Agreement.   This  Note  is  also  subject  to
optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

       In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

       THIS  NOTE  IS INTENDED TO BE PERFORMED  IN  THE
STATE  OF  NEW YORK AND SHALL BE CONSTRUED AND ENFORCED
IN  ACCORDANCE WITH THE LAW OF SUCH STATE.  AS PROVIDED
IN  PARAGRAPH 11K OF THE AGREEMENT, THE COMPANY SUBMITS
TO  THE JURISDICTION OF THE SUPREME COURT OF THE  STATE
OF  NEW  YORK LOCATED IN NEW YORK COUNTY, NEW YORK  AND
THE  UNITED  STATES  DISTRICT COURT  FOR  THE  SOUTHERN
DISTRICT  OF  NEW  YORK  IN ANY  ACTION  OR  PROCEEDING
RELATING TO THIS NOTE.

                          SENECA FOODS CORPORATION



                          By_/s/Kraig H. Kayser__
                       Title: President and Chief
                                  Executive Officer

                    SCHEDULE 8G-2
      to Note Agreement dated February 22, 1995

             Agreements Restricting Debt


      Note Agreement dated February 22, 1995.

      Credit  Agreement dated as of February  22,  1995
      among  the  Company,  The Chase  Manhattan  Bank,
      N.A., as Agent and the banks a party thereto.

      [Insert    description   of   ABN   Reimbursement
      Agreement, as amended to reflect new covenants.]

                      EXHIBIT F


              [FORM OF LETTER AGREEMENT]



                  February __, 1995



The Prudential Insurance Company
   of America
c/o Prudential Capital Group
One Gateway Center
7-45 Raymond Boulevard West
Newark, New Jersey  07102-5311


      Re:   Note Agreement dated February __, 1995
            of Seneca Foods Corporation

Ladies and Gentlemen:

      Reference is made to that certain Note Agreement dated February 23, 1995 (the "Note Agreement"), among each of you and Seneca Foods Corporation (the "Company"). Capitalized terms used herein unless otherwise specified shall have the meanings set forth in the Note Agreement.
                   exercise its rights to require the Company to purchase all or any portion of its Notes pursuant to paragraph 4F of the Note Agreement or
(ii) again irrevocably relinquish its right to require such purchase.

      If the foregoing correctly describes our understanding with respect to the subject matter of this letter agreement, please execute this letter in the place indicated below.

                          Very truly yours,

                          SENECA FOODS CORPORATION


                          By_/s/Kraig H. Kayser__
                          Title: President and Chief
                                 Executive Officer

Accepted and agreed as of the date above:

THE PRUDENTIAL INSURANCE COMPANY
   OF AMERICA


By_/s/Kevin J. Kraska____________
   Title: Vice President


Acknowledged as of the date above:

JOHN HANCOCK MUTUAL LIFE
   INSURANCE COMPANY


By__/s/Scott A. Mc Fetridge______
   Title: Agribusiness Investment Officer